•

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________________
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
  __________________________________

Filed by the Registrant   ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under 240.14a-12
AppFolio, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Notice of the 2025 Annual Meeting and Proxy Statement Friday, June 13, 9:00 A.M. PST

Notice of 2025 Annual Meeting of Stockholders

Date & Time	Record Date	Location

June 13, 2025, 9:00 a.m. PT	April 16, 2025	www.virtualshareholdermeeting.com/APPF2025
To Our Stockholders:
Notice is hereby given that AppFolio, Inc. will hold its 2025 Annual Meeting of Stockholders (the "Annual Meeting") virtually on June 13, 2025, at 9:00 a.m. Pacific Daylight Time, via a live webcast, which can be accessed on the Internet by visiting www.virtualshareholdermeeting.com/APPF2025.
Only holders of record of shares of our Class A Common Stock and Class B Common Stock at the close of business on April 16, 2025 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. To access the Annual Meeting, you will need a 16-digit control number. If you are a stockholder of record as of the Record Date or any adjournment or postponement thereof, the control number is provided on the Notice Regarding the Availability of Proxy Materials you received in the mail or on your proxy card (if you requested to receive printed proxy materials). If you are a beneficial owner of shares held in “street name” through a broker, bank or other nominee, you may contact your broker, bank or nominee where you hold your account if you have questions about obtaining your control number.
Stockholders will be able to attend, vote and submit questions virtually during the Annual Meeting.
We are holding the Annual Meeting for the following purposes:

1	To elect three Class I directors to a three-year term to hold office until our 2028 annual meeting of stockholders, or until the date on which their successors are duly elected and qualified;
2	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
3	To approve, on a non-binding, advisory basis, the compensation of our named executive officers;
4	To vote, on a non-binding, advisory basis, on the frequency of future stockholder advisory votes to approve the compensation of our named executive officers; and
5	To transact such other business as may be properly be brought before the Annual Meeting, or any adjournment or postponement thereof.
Our Board of Directors (our "Board") recommends that you vote FOR the election of each of the director nominees; FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm; FOR the advisory approval of the compensation of our named executive officers; and FOR holding future stockholder advisory votes to approve the compensation of our named executive officers every ONE YEAR.
On or about April 28, 2025, we mailed to our stockholders a Notice Regarding the Availability of Proxy Materials (the "Notice") containing instructions for how to access this proxy statement (including this Notice of 2025 Annual Meeting of Stockholders) relating to the Annual Meeting (this "Proxy Statement"), and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the "2024 Annual Report"). As described in the Notice, the Proxy Statement and 2024 Annual Report can be accessed by visiting www.proxyvote.com and using the control number located on the Notice. The Notice also provides instructions on how to vote your shares electronically at the Annual Meeting, by Internet or by telephone, as well as how to receive a paper copy of the Proxy Statement and 2024 Annual Report and vote your shares by mail using a proxy card.

Notice of Annual Meeting of Stockholders
On behalf of the Company and our Board, I would like to express our appreciation for your ongoing interest in AppFolio.
Your interest in the Company and vote truly matter to us. It is important that all stockholders participate in the affairs of the Company, regardless of the number of shares owned. Accordingly, we encourage you to read the proxy materials and vote your shares as soon as possible.
By Order of our Board,

Shane Trigg
President and Chief Executive Officer
Goleta, California
April 28, 2025

General Information

Date & Time	Record Date	Location

June 13, 2025, 9:00 a.m. PT	April 16, 2025	www.virtualshareholdermeeting.com/APPF2025
Our Board is soliciting proxies for the Annual Meeting, and any adjournment or postponement thereof. In this Proxy Statement, the terms the "Company," “AppFolio,” "APPF," “we,” “us,” and “our” refer to AppFolio, Inc. and our subsidiaries.
Please carefully review the following, which is intended to provide general information about the Annual Meeting, including the date and time of the Annual Meeting, the quorum requirement, the proposals to be voted upon, the methods available for voting your shares, and the votes required to adopt the proposals. This information is also intended to provide you with the specific information that is required to be provided under the rules and regulations of the United States Securities and Exchange Commission (the "SEC").
Virtual Meeting
The Annual Meeting will be held virtually via a live webcast, which can be accessed on the Internet by visiting www.virtualshareholdermeeting.com/APPF2025. The Annual Meeting will start at 9:00 a.m. Pacific Daylight Time on June 13, 2025. We recommend that you log in a few minutes early to ensure you are logged in when the meeting starts. Online check-in will begin at 8:45 a.m. Pacific Daylight Time.
To access the Annual Meeting, you will need a 16-digit control number. If you are a stockholder of record as of the Record Date, the control number is provided on the Notice or on your proxy card (if you requested to receive printed proxy materials). If you are a beneficial owner of shares held in "street name" through a broker, bank or other nominee, you may contact your broker, bank or nominee where you hold your account if you have questions about obtaining your control number.
Stockholders will be able to attend, vote and submit questions virtually during the Annual Meeting.
Quorum Requirement
A quorum exists when at least a majority of the combined voting power of the outstanding shares of our Class A Common Stock and Class B Common Stock entitled to vote as of the Record Date is present virtually or represented by proxy at the Annual Meeting.
Shares Outstanding and Entitled to Vote at the Annual Meeting
23,047,322 shares of Class A Common Stock and 12,981,324 shares of Class B Common Stock were outstanding and entitled to vote at the Annual Meeting as of the Record Date.
Notice Regarding Availability of Proxy Materials
In accordance with SEC rules and regulations, we have elected to furnish our proxy materials, including this Proxy Statement and our 2024 Annual Report, primarily via the Internet. Accordingly, on or about April 28, 2025, we mailed to our stockholders the Notice, which contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals to be voted upon at the Annual Meeting, and how to request paper copies of this Proxy Statement and the 2024 Annual Report. Stockholders may request to receive all future proxy materials from us in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet.

1	2025 Proxy Statement

General Information
Proposals to be Voted Upon

Proposal		Board Vote Recommendation	Page Reference

1	To elect three Class I directors, Andreas von Blottnitz, Agnes Bundy Scanlan and Janet Kerr, to a three-year term to hold office until our 2028 annual meeting of stockholders, or until the date on which their successors are duly elected and qualified.	FOR	5
2	To ratify the appointment of PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	FOR	12
3	To approve, on a non-binding, advisory basis, the compensation of our named executive officers.	FOR	14
4	To vote, on a non-binding, advisory basis, on the frequency of future stockholder advisory votes to approve the compensation of our named executive officers.	ONE YEAR	15
Voting our Common Stock
Each share of our Class A Common Stock outstanding on the Record Date is entitled to one vote on any proposal presented at the Annual Meeting. Each share of our Class B Common Stock outstanding on the Record Date is entitled to ten votes on any proposal presented at the Annual Meeting.
Votes Required to Adopt Proposals

Proposal 1: Class I directors will be elected by a plurality of the combined voting power of the outstanding shares of our Class A Common Stock and Class B Common Stock present virtually or represented by proxy and entitled to vote on the election of directors at the Annual Meeting. This means that the three director nominees for Class I director who receive the most FOR votes will be elected as directors. You may vote FOR or Withhold for each nominee.

Proposal 2: The ratification of the appointment of PwC requires the affirmative vote of a majority of the combined voting power of the outstanding shares of our Class A Common Stock and Class B Common Stock present virtually or represented by proxy and entitled to vote on the proposal at the Annual Meeting. You may vote FOR, Against, or Abstain.

Proposal 3: The approval, on a non-binding, advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the combined voting power of the outstanding shares of our Class A Common Stock and Class B Common Stock present virtually or represented by proxy and entitled to vote on the proposal at the Annual Meeting. You may vote FOR, Against, or Abstain.

Proposal 4: The option of every One Year, Two Years or Three Years, that receives a plurality of the combined voting power of the outstanding shares of our Class A Common Stock and Class B Common Stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting (i.e. the highest number of votes cast) will be deemed to be the frequency preferred by our stockholders. You may vote for every One Year, Two Years or Three Years or Abstain.

Definitions of Stockholder of Record and Beneficial Owner
You are considered to be a stockholder of record if your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC.
If, however, your shares are held in a brokerage account or by a broker, bank or other nominee, and not in your name, you are considered to be the "beneficial owner" of shares held in "street name."

2	2025 Proxy Statement

General Information
Voting Methods - Stockholder of Record
If you are a stockholder of record, you can vote your shares using any of the following methods:

By Internet	By Telephone	By Mail	During the Annual Meeting

Visit www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 12, 2025 (please have the Notice in hand when you visit the website).	Call toll-free 1-800-690-6903, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 12, 2025 (please have the Notice in hand when you call).
If you requested a paper copy of this Proxy Statement, complete, sign and date the proxy card provided with this Proxy Statement and return it prior to the Annual Meeting in the postage-paid envelope we have provided, or return it prior to the Annual Meeting to Vote Processing c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

Attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/APPF2025 (please have the Notice in hand when you visit the website). You will have the opportunity to vote electronically during the Annual Meeting.

Voting Methods - Beneficial Owner
If you are the beneficial owner of shares held in “street name” through a broker, bank or other nominee, please follow the voting instructions provided to you by that nominee in order to vote your shares.
Revoking Your Proxy
If you are a stockholder of record, you may revoke your proxy by (i) voting again using the Internet or telephone before the cutoff time (your latest Internet or telephone proxy is the one that will be counted), (ii) completing, signing, dating and returning prior to the Annual Meeting a proxy card bearing a later date, (iii) attending the Annual Meeting and voting electronically via live webcast, or (iv) sending a written notice that you are revoking your proxy to AppFolio, Inc., 70 Castilian Drive, Goleta, California 93117, Attn: General Counsel, and/or by sending an email to stockholdervoting@appfolio.com (in either case that is received prior to the Annual Meeting). Attending the Annual Meeting without voting electronically via live webcast will not revoke a previously delivered proxy.
If you are a beneficial owner, please follow the instructions provided to you by your broker, bank or other nominee in order to revoke your proxy.
Broker Non-Votes
Generally speaking, a beneficial owner of shares held in “street name” is entitled to give voting instructions to the broker, bank or other nominee holding the shares, and the nominee will vote those shares in accordance with the instructions. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered “routine” under Nasdaq rules, but cannot vote the shares with respect to matters that are considered “non-routine” under applicable Nasdaq rules. In the event that a broker, bank or other nominee votes shares on the “routine” matters, but is not provided with voting instructions with respect to a “non-routine” matter, the shares will be treated as broker non-votes with respect to any such “non-routine” matter. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be treated as shares entitled to vote on any applicable proposal.

Proposal 1 is considered to be a "non-routine" matter under applicable Nasdaq rules. Accordingly, any shares held in "street name" through a broker, bank or other nominee will not be voted on Proposal 1 unless the beneficial owner affirmatively provides the nominee with voting instructions. Broker non-votes votes will have no effect on the outcome of Proposal 1.

Proposal 2 is considered to be a "routine" matter under applicable rules. Accordingly, any shares held in "street name" through a broker, bank or other nominee may be voted by the nominee on Proposal 2 even if the beneficial owner does not provide the nominee with voting instructions. We do not expect any broker non-votes on this proposal.

Proposal 3 is considered to be a "non-routine" matter under applicable rules. Accordingly, any shares held in "street name" through a broker, bank or other nominee will not be voted on Proposal 3 unless the beneficial owner affirmatively provides the nominee with voting instructions. Broker non-votes votes will have no effect on the outcome of Proposal 3.

Proposal 4 is considered to be a "non-routine" matter under applicable rules. Accordingly, any shares held in "street name" through a broker, bank or other nominee will not be voted on Proposal 4 unless the beneficial owner affirmatively provides the nominee with voting instructions. Broker non-votes votes will have no effect on the outcome of Proposal 4.

If you are the beneficial owner of shares held in "street name" through a broker, bank or other nominee, please be sure to instruct your nominee regarding how to vote your shares to ensure that your vote is counted with respect to each of the proposals.

3	2025 Proxy Statement

General Information
Effect of Votes Withheld and Abstentions
A vote withheld, in the case of the proposal regarding the election of directors, or an abstention, in the case of the other proposals to be considered at the Annual Meeting, represents a stockholder’s affirmative election to decline to vote on a proposal. If a stockholder withholds or abstains from voting shares on a proposal, these shares will be considered present and entitled to vote at the Annual Meeting on such proposal. As a result, votes withheld and abstentions will be counted for purposes of calculating whether a quorum is present at the Annual Meeting.
Because the outcome of Proposal 1 will be determined by a plurality of the votes cast by our stockholders, votes withheld will have no effect on the outcome of Proposal 1. Because the outcome of Proposals 2 and 3 will be determined by the affirmative vote of a majority of the combined voting power of the outstanding shares of our Class A Common Stock and Class B Common Stock present virtually or represented by proxy and entitled to vote on the proposal at the Annual Meeting, abstentions will be counted as a vote against Proposals 2 and 3. With respect to Proposal 4, because the option of every one, two or three years that receives a plurality of the votes cast by our stockholders will be deemed to be the frequency preferred by our stockholders, abstentions will have no effect on the outcome of Proposal 4.
Submission of Questions
An online pre-meeting forum will be available to our stockholders at www.proxyvote.com prior to the date of the Annual Meeting. By accessing this online forum, our stockholders will be able to vote, view the Annual Meeting procedures, and obtain copies of proxy materials and our 2024 Annual Report.
As part of the Annual Meeting, we will hold a live question and answer session during which we intend to answer questions submitted during the meeting in accordance with the Annual Meeting procedures that are pertinent to the Company and the meeting matters, as time permits. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/APPF2025. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.
Technical Assistance
We encourage you to access the Annual Meeting before it begins. Online check-in will start shortly before the meeting on June 13, 2025. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log in page.
Voting Instructions
If you properly complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions, but do not direct how your shares should be voted on each proposal, the persons named as proxies will vote FOR the election of each of the director nominees; FOR the ratification of the appointment of PwC as our independent registered public accounting firm; FOR the advisory approval of the compensation of our named executive officers; and FOR holding future stockholder advisory votes to approve the compensation of our named executive officers every ONE YEAR.
Discretion of Proxies
Our Board does not presently know of any other business, other than that described in this Proxy Statement, that will be presented for consideration by our stockholders at the Annual Meeting. However, if any other business is properly brought before the Annual Meeting or any adjournment or postponement thereof, it is intended that the shares of our Class A Common Stock and Class B Common Stock represented by proxies will be voted in respect thereof in accordance with the judgment of the persons named as proxies.
Proxy Solicitation Costs
We are paying the expenses of preparing, printing and mailing this Proxy Statement, the Notice and our 2024 Annual Report as well as the costs incurred in connection with the solicitation and tabulation of proxies for the Annual Meeting. As part of this process, we will reimburse brokers, banks and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to our beneficial stockholders. Our directors, officers and employees may solicit proxies on our behalf, including in person, or by telephone, email, facsimile, or other electronic or online methods, but they will not receive additional compensation for providing those services.
Request for Additional Information
If you have additional questions about this Proxy Statement or the Annual Meeting, please contact: AppFolio, Inc., 70 Castilian Drive, Goleta, California 93117, Attn: General Counsel, and/or send an email to stockholdervoting@appfolio.com.

4	2025 Proxy Statement

PROPOSAL ONE:
Election of Directors

Board Structure
The number of our directors is fixed by our Board, subject to the terms of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (our "Governing Documents"). The Board is currently comprised of nine directors divided into three classes, each serving staggered three-year terms. Our directors are divided among the three classes as follows:

Class I consists of Andreas von Blottnitz, Agnes Bundy Scanlan and Janet Kerr, whose terms will expire at the Annual Meeting.
Class II consists of Olivia Nottebohm, Alex Wolf, and Robert Donald Casey III, whose terms will expire at our annual meeting of stockholders to be held in 2026; and
Class III consists of Timothy Bliss, Shane Trigg and Winifred Webb, whose terms will expire at our annual meeting of stockholders to be held in 2027.
Directors in a particular class will be elected for a three-year term at the annual meeting of stockholders in the year in which the term of that class expires. As a result, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.
At the Annual Meeting, our stockholders are being asked to vote for Mr. von Blottnitz and Mmes. Bundy Scanlan and Kerr, the three Class I director nominees listed above, to serve a three-year term on our Board until our annual meeting of stockholders to be held in 2028 and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. Each of these director nominees is a current member of our Board, and their respective terms expire at the Annual Meeting. Each of these director nominees has consented to serve if elected.

5	2025 Proxy Statement

Proposal One: Election of Directors
Director Nominees and Continuing Directors
The following table sets forth certain summary information concerning our director nominees and continuing directors as of April 28, 2025:

Name	Class	Age	Position	Director Since	Current Term Expires
Nominees:
Andreas von Blottnitz(1)(3)	I	59	Chairperson of the Board of Directors and Chairperson of the Compensation Committee	2007	2025
Agnes Bundy Scanlan(1)(2)	I	67	Chairperson of the Risk and Compliance Oversight Committee	2020	2025
Janet Kerr(2)(3)(4)	I	70	Chairperson of the Nominating and Corporate Governance Committee	2015	2025
Continuing Directors:
Olivia Nottebohm(2)	II	47	Director	2023	2026
Alex Wolf(3)	II	36	Director	2022	2026
Robert Donald Casey III	II	37	Director	2025	2026
Timothy Bliss(4)	III	72	Director	2008	2027
Shane Trigg	III	50	President, Chief Executive Officer and Director	2023	2027
Winifred Webb(1)(4)	III	67	Chairperson of the Audit Committee	2019	2027
(1)Serves as a member of our Audit Committee.
(2)Serves as a member of our Risk and Compliance Oversight Committee.
(3)Serves as a member of our Compensation Committee.
(4)Serves as a member of our Nominating and Corporate Governance Committee.
The biographies of each of the director nominees and continuing directors below contain information regarding each such person’s (i) service as a director, (ii) relevant business experience, and (iii) public company director positions held currently or at any time during the last five years. The information provided below also addresses for each director nominee and continuing director the specific experiences, qualifications, attributes or skills that led to the Board's conclusion that the person should serve as a director.
In addition to the information presented below regarding each director nominee's and continuing director's specific experience, qualifications, attributes and skills, we believe each of our directors has a reputation for integrity, honesty and adherence to high ethical standards, and has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to serve AppFolio, our stockholders, and our Board. Although the Board does not have a specific diversity policy, we believe that the diversity in professional experience, race, ethnicity, gender identity, age, cultural background, and personal background among our directors and the differing experiences and viewpoints stemming therefrom enhance the overall performance of our Board, including in understanding opportunities, anticipating challenges and assessing risks. The chart below provides certain highlights of the composition of our Board members and nominees.
Board Demographics

6	2025 Proxy Statement

Proposal One: Election of Directors
Director Nominees: Nominees for Election at the Annual Meeting for an Additional Three-Year Term Expiring at the 2028 Annual Meeting of Stockholders (Class I Directors) (Current Term Expires at the Annual Meeting)

Andreas von Blottnitz has served as a member of our Board since 2007 and Chairperson of the Board since 2007. Mr. von Blottnitz is a former venture partner of BV Capital Management, LLC, a venture capital firm, which he joined in 2005. From 1999 to 2004, he served as the Chief Executive Officer of ExpertCity, Inc., which was acquired by Citrix Online and later merged into GoTo. He currently serves on the Board of Directors of a number of private companies. He received a B.A. in Business Sciences from Wirtschaftsakademie in Hamburg, Germany.
We believe Mr. von Blottnitz’s background as a director and officer of multiple companies in the technology industry, his extensive investing experience, and his leadership and strategic planning skills qualify him to serve on our Board.

Andreas von Blottnitz

Age: 59 Director Since: 2007 Class: I

Agnes Bundy Scanlan has served as a member of our Board since 2020. Ms. Bundy Scanlan is the President of The Cambridge Group LLC, a strategy and risk management advisory firm, a position she has held since 2020. Prior to that, she was senior advisor for Treliant, LLC, where she counseled financial services firms on various challenges, including strategy, governance, regulatory, compliance, and risk management matters from 2017 to 2020 and 2012 to 2015. From 2015 to 2017, she served as the Northeast Regional Director of Supervision Examinations for the Consumer Financial Protection Bureau. Previously, she also served as Chief Regulatory Officer, Chief Compliance Officer, and Chief Privacy Officer, at TD Bank, practiced law at Goodwin Proctor LLP, held various C-suite roles at Bank of America and Fleet Boston and served as legal counsel to the United States Senate Budget Committee. She currently serves on the Board of Directors of Truist Financial Corporation (NYSE: TFC) and privately-held iCapital. Ms. Bundy Scanlan holds a J.D. from Georgetown University Law Center and several Bar memberships, and has earned the CERT Certificate from the Universities of Cambridge and Oxford Programs in Digital Transformation and Disruptive Technologies; the Certificate in Artificial Intelligence and the Certificate in Cybersecurity from MIT; two Certificates in Cybersecurity Oversight from Harvard University; and a Certificate in Cybersecurity and Oversight from Carnegie Mellon.
We believe Ms. Bundy Scanlan's extensive risk management, regulatory, compliance, legal, banking, executive management, and government affairs experience, together with her serving as a director of other public companies, qualify her to serve on our Board.

Agnes Bundy Scanlan

Age: 67 Director Since: 2020 Class: I

7	2025 Proxy Statement

Proposal One: Election of Directors

Janet Kerr has served as a member of our Board since 2015. Ms. Kerr is professor of Law Emeritus at the Caruso School of Law at Pepperdine University where she taught for over 30 years in the areas of corporate law and corporate governance. Ms. Kerr occupied the Laure Sudreau Chair and formerly served as Vice Chancellor of Pepperdine University. She is a well-known author in the areas of securities, corporate law and corporate governance, having published several articles and a book on the subjects. Ms. Kerr has founded or co-founded several technology companies, including X-Labs and a data analytics company acquired by Bloomberg. She currently serves on the Board of Directors of La-Z-Boy, Inc. (NYSE: LZB) and Tilly’s, Inc. (NYSE: TLYS). Since 2004, Ms. Kerr has served on several other public company boards including Carl’s Jr./Hardee’s, TSI, Inc., and Fidelity National Financial. She is currently a member of the National Association of Corporate Directors and has earned the CERT Certificate in Cybersecurity Oversight from Carnegie Mellon, the Certificate from the University of Cambridge Program in Disruptive Technologies, the Certificate in Artificial Intelligence from MIT, and the Certificate in Generative Artificial Intelligence from MIT. Ms. Kerr is also a certified mediator.
We believe Ms. Kerr’s extensive corporate governance experience, together with her experience serving as a director of other public companies, qualify her to serve on our Board.

Janet Kerr

Age: 70 Director Since: 2015 Class: I
Continuing Directors: Continuing in Office with a Term Expiring at the 2026 Annual Meeting of Stockholders (Class II Directors)

Olivia Nottebohm has served as a member of our Board since 2023. Ms. Nottebohm has more than 20 years of experience in online software and has served in a number of senior positions overseeing sales, marketing, support, partnerships, strategy, human resources and operations. Since 2023, she has served as the Chief Operating Officer at Box, a content cloud platform provider, where she leads the global go-to-market organization. Prior to this, Ms. Nottebohm served as the Chief Revenue Officer and an advisor to the CEO of Notion Labs, Inc., the maker of a cloud-based productivity platform, from 2021 to 2022, and the Chief Operating Officer at Dropbox, Inc., a file storage and sharing service provider from 2020 to 2021. Her experience also includes roles as Vice President of SMB Sales and GTM Operations, Google Cloud and Senior Director, Americas GTM Operations, Google Ads and a partner at McKinsey & Company. She currently serves on the Board of Lightmatter, Inc. She received a B.A. in Economics from Harvard University and an M.B.A. from the Stanford Graduate School of Business.
We believe Ms. Nottebohm's background in the SaaS industry, as well as her robust management and consulting experience, qualify her to serve on our Board.

Olivia Nottebohm

Age: 47 Director Since: 2023 Class: II

8	2025 Proxy Statement

Proposal One: Election of Directors

Alex Wolf has served as a member of our Board since 2022. Mr. Wolf is currently a Partner of Partners Fund Capital ("PFC"), a private investment company, a position he has held since 2022, and serves on the Board of Directors of several privately held software companies. Prior to joining PFC, Mr. Wolf was a Partner of Investment Group of Santa Barbara, a private investment company, a position he held for eight years from 2015 through 2022, and before that, he served in finance and investment roles at The Carlyle Group and Blackstone Inc. He earned a B.A. from Yale University and an M.B.A. from the Stanford Graduate School of Business.
We believe Mr. Wolf's experience working with technology companies in various industries and in different stages of the corporate lifecycle, along with his experience in finance and investing, qualify him to serve on our Board.

Alex Wolf

Age: 36 Director Since: 2022 Class: II

Robert Donald Casey III has served as a member of our Board since 2025. Mr. Casey is currently the founder and CEO of Santa Barbara Management, a multifamily office founded in 2024. He is also a Partner at Partners Fund Capital, an investment firm that invests primarily in software companies, a position he has held since 2022. From 2018-2024, Mr. Casey served as President and a member of the Board of Directors, and later, as CFO, of Tegus, Inc., a research software provider for financial service firms. From 2016-2022, Mr. Casey served as a Partner at the Investment Group of Santa Barbara (“IGSB”), a private investment firm. While at IGSB, Mr. Casey also served as CEO and a member of the Board of Directors of Mindflash, a learning management software provider from 2017-2018, and as a member of the Board of Directors of PickTrace, a labor management software provider for agricultural businesses from 2018-2020. Prior to that, Mr. Casey founded and served as the CEO of YouRenew, a software and services business in the telecommunications industry, which was sold to Clover technologies in 2012, and he served as Vice President, Platform at Clover from 2012 through 2015. Mr. Casey received a B.A. in Economics from Yale University in 2011 and an M.B.A. from Harvard Business School in 2017.
We believe Mr. Casey's background as a director and officer, and as an investor and advisor to multiple technology companies qualify him to serve on our Board.

Robert Donald Casey III

Age: 37 Director Since: 2025 Class: II

9	2025 Proxy Statement

Proposal One: Election of Directors
Continuing Directors: Continuing in Office with a Term Expiring at the 2027 Annual Meeting of Stockholders (Class III Directors)

Timothy Bliss has served as a member of our Board since 2008. He is a Partner of Partners Fund Capital, a private investment company, a position he has held since 2022, and a Partner of Investment Group of Santa Barbara, a private investment company, a position he has held for over 40 years. Mr. Bliss received a B.A. from Harvard College and an M.B.A. from the Stanford Graduate School of Business.
We believe Mr. Bliss’ 17 years of experience with AppFolio and his long history of investing in and building technology companies qualify him to serve on our Board.

Timothy Bliss

Age: 72 Director Since: 2008 Class: III

Shane Trigg serves as the President & CEO of AppFolio. Prior to being promoted to President & CEO, he served as President & General Manager, Real Estate from April 2020 to February 2023. From 2012 to 2020, Mr. Trigg served as a Senior Vice President, Commerce Cloud and Senior Vice President, Marketing Cloud for Salesforce, a cloud-based customer relationship management provider. From 2004 to 2011, Mr. Trigg held various positions with MRI Software (formerly Intuit Real Estate Solutions, Inc), a provider of real estate and investment management software, last serving as VP, Global Sales and Marketing. Mr. Trigg received a B.S. in Human Ecology from The Ohio State University and an M.B.A. from the University of Notre Dame.
We believe Mr. Trigg's considerable experience in the software industry, his significant contributions to our success, and his extensive leadership and strategic planning skills qualify him to serve on our Board.

Shane Trigg

Age: 50 Director Since: 2023 Class: III

10	2025 Proxy Statement

Proposal One: Election of Directors

Winifred Webb has served as a member of our Board since 2019. Ms. Webb is the founder of Kestrel Corporate Advisors, an advisory services firm. Prior to that, Ms. Webb was Managing Director at Tennenbaum Capital Partners from 2010 to 2013 and, before that, a member of the senior executive team at Ticketmaster Entertainment, Inc. from 2008 to 2010. Prior to joining Ticketmaster, Ms. Webb served for 20 years with The Walt Disney Company in various senior positions, including as Senior Vice President of Investor Relations and Shareholder Services, and in governance outreach, corporate treasury, and as Executive Director of The Walt Disney Company Foundation. Before Disney, she held roles in investment banking. Ms. Webb is a National Association of Corporate Directors Board Leadership Fellow. She currently serves on the Board of Directors of ABM Industries Incorporated (NYSE: ABM) and Wynn Resorts, Limited (NASDAQ: WYNN), and on the Board of Trustees of AMH (NYSE: AMH), a real estate investment trust. Ms. Webb has served on several other public company boards including TiVo and Jack in the Box. Ms. Webb received her M.B.A. from Harvard University and her B.A. from Smith College. In addition, she earned the CERT Certificate in Cybersecurity Oversight from NACD/Carnegie Mellon.
We believe Ms. Webb's extensive experience as a senior finance and investor relations executive, her involvement in real estate-related and digital companies, and her service as a public company director qualify her to serve on our Board.

Winifred Webb

Age: 67 Director Since: 2019 Class: III

Election of Director Nominees
Directors will be elected by a plurality of the combined voting power of the outstanding shares of our Class A Common Stock and Class B Common Stock present virtually or represented by proxy and entitled to vote on the election of directors at the Annual Meeting. This means that the three director nominees for Class I director who receive the most FOR votes will be elected as directors. Broker non-votes and withhold votes will have no effect on the outcome of the election.
Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received FOR the election of each of the director nominees. If any director nominee is unable to, or for good cause will not, serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute director nominee chosen by our Board. In the alternative, the proxies may vote only for any remaining director nominees, leaving one or more vacancies on our Board.
Recommendation of our Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

11	2025 Proxy Statement

PROPOSAL TWO:
Ratification of the Appointment of Our Independent Registered Public Accounting Firm
Our Audit Committee has appointed PwC as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2025. PwC has served as our independent registered public accounting firm since 2011.
Our Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the firm and us and any disclosed relationships or services that may impact the objectivity and independence of the firm, as well as the firm’s performance. As a matter of good corporate governance, our Board is submitting the appointment of PwC to our stockholders for ratification.
We expect a representative of PwC will attend the Annual Meeting and be available to respond to appropriate questions. The representative will have an opportunity to make a statement if he or she so chooses.
Fees Paid to the Independent Registered Public Accounting Firm
The following table sets forth the fees billed or expected to be billed by PwC for audit, audit-related, tax and all other services rendered for 2024 and 2023 (in thousands):

	2024 ($)	2023 ($)
Audit Fees	2,065,102	1,931,801
Audit-Related Fees	50,000	—
Tax Fees	268,720	47,598
All Other Fees	2,000	900
Total	2,386,000	1,981,000
Audit Fees. Represent fees billed or expected to be billed for professional services provided in connection with the audits of our annual financial statements and internal control over financial reporting associated with compliance with Section 404(b) of the Sarbanes-Oxley Act, reviews of our quarterly financial statements, and consultations on accounting matters directly related to the audit of our annual financial statements.
Audit-Related Fees. Represents fees billed for due diligence services related to mergers and acquisitions. There were no fees billed by PwC for professional services under "Audit-Related Fees" in 2023.
Tax Fees. Represents fees billed for tax studies, tax compliance services and tax due diligence services related to mergers and acquisitions.
All Other Fees. Represents license fees for accounting research software.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
Pursuant to its charter, our Audit Committee must pre-approve all audit and permissible non-audit services to be provided by our independent registered public accounting firm. As part of this review, our Audit Committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board ("PCAOB"). Our Audit Committee has pre-approved all services performed since the pre-approval policy was adopted.
In addition, in the event time constraints require pre-approval prior to our Audit Committee's next scheduled meeting, our Audit Committee has authorized its Chairperson to pre-approve services. Services pre-approved by the Chairperson are to be reported to the Audit Committee at its next scheduled meeting.

12	2025 Proxy Statement

Proposal Two: Ratification of the Appointment of Our Independent Registered Public Accounting Firm
Ratification of the Appointment of PwC
The affirmative vote of a majority of the combined voting power of the outstanding shares of our Class A Common Stock and Class B Common Stock present virtually or represented by proxy and entitled to vote on the proposal at the Annual Meeting will be required to ratify the appointment of PwC. Abstentions will have the same effect as a vote against the proposal. We do not expect any broker non-votes on this proposal.
Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received FOR the ratification of the appointment of PwC.
If our stockholders fail to ratify the appointment of PwC, our Audit Committee will reconsider whether to retain the firm. Even if the selection is ratified, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.
Recommendation of our Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

13	2025 Proxy Statement

PROPOSAL THREE:
Advisory Vote to Approve Named Executive Officer Compensation
Background
We are providing our stockholders with the opportunity to cast a non-binding, advisory vote on named executive officer compensation, also known as a "say on pay" advisory vote, as described below.
The primary objective of our executive compensation program is to provide a total compensation package designed to attract, motivate, and retain executive officers with the skills, energy, and commitment required to achieve our short-term and long-term strategic objectives, which we believe will positively impact long-term value. As described in this Proxy Statement, we seek to reward (i) achievement through performance-based cash bonuses and performance stock unit grants, and (ii) commitment through time-based restricted stock unit grants. We balance such rewards with certain guaranteed elements of compensation, including base salary and employee benefits. Our executive compensation program promotes strong alignment between the interests of our executives and those of our stockholders by tying a significant portion of compensation to the achievement of key strategic objectives. Overall, we seek to ensure that the total compensation opportunity available to our executive officers is appropriate for each executive given their respective scope of responsibilities and ability to impact our results.
For additional information about our named executive officer compensation program, please refer to the section titled "Compensation Discussion and Analysis" and the related compensation tables and footnotes.
Proposal
In accordance with Section 14A of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), we are asking our stockholders to vote "FOR" the approval of the following resolution at the Annual Meeting:
"RESOLVED, that our stockholders approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K and as described in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables, notes and narrative discussion in this Proxy Statement for our 2025 Annual Meeting of Stockholders."
Effect of Proposal
The resolution above is advisory which means that it is not binding on us. Our Board, however, values the opinions of our stockholders as expressed through their votes and other communications. Although the resolution is non-binding, our Board and our Compensation Committee will carefully consider the outcome of the advisory vote and stockholder opinions received from other communications when making future named executive officer compensation decisions.
Approval of Proposal
The affirmative vote of a majority of the combined voting power of the outstanding shares of our Class A Common Stock and Class B Common Stock present virtually or represented by proxy and entitled to vote on the proposal at the Annual Meeting will be required to approve, on a non-binding, advisory basis, the compensation of our named executive officers. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of the proposal.
Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received FOR the advisory approval of the compensation of our named executive officers.
Recommendation of our Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ADVISORY APPROVAL OF THE NAMED EXECUTIVE OFFICER COMPENSATION.

14	2025 Proxy Statement

PROPOSAL FOUR:
Advisory approval of "Say-on-Pay" for NEO Compensation
Background
In accordance with SEC rules, we are providing our stockholders with the opportunity to indicate their preference, on an advisory basis, regarding how frequently we should hold an advisory vote to approve the compensation of our named executive officers (a "say-on-pay" advisory vote). We currently hold a "say-on-pay" advisory vote every year. You may vote for every One Year, Two Years or Three Years, or you may abstain from voting.
Our Board believes that the "say-on-pay" advisory vote should be submitted to our stockholders annually, and therefore recommends that you vote for a "One Year" interval. We believe this frequency aligns with our compensation practices, as we review the core elements of our named executive officer compensation program annually. An annual vote provides stockholders frequent opportunities to evaluate the effectiveness of our named executive officer compensation policies and decisions and the related business outcome from a pay-for-performance perspective. In addition, we value constructive dialogue with our stockholders on these matters on an annual basis. The next vote with respect to the frequency of future "say-on-pay" advisory votes is expected to occur at the 2031 annual meeting of stockholders.
Effect of Proposal
This vote is advisory which means that it is not binding on us. The outcome of this vote will not require our Board or our Compensation Committee to take any action regarding the frequency of future "say-on-pay" advisory votes. However, our Board and our Compensation Committee value the opinions of our stockholders and will take into consideration the outcome of the vote when considering the frequency of future "say-on-pay" advisory votes.
The option of every One Year, Two Years or Three Years that receives a plurality of the combined voting power of the outstanding shares of our Class A Common Stock and Class B Common Stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting (i.e., the highest number of votes cast) will be deemed to be the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect on the outcome of the proposal.
Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received for a frequency of every ONE YEAR with respect to the advisory vote on the frequency of future stockholder advisory votes to approve named executive officer compensation.
Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO HOLD FUTURE STOCKHOLDER ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION, EVERY "ONE YEAR."

15	2025 Proxy Statement

Directors and Corporate Governance
Director Independence
Our Board has undertaken a review of the independence of each of our continuing directors and director nominees and has affirmatively determined that Messrs. Bliss, von Blottnitz, Wolf, and Casey, and Mmes. Bundy Scanlan, Kerr, Nottebohm, and Webb, do not have relationships that would interfere with their exercise of independent judgment in carrying out the responsibilities of a director, and that each of Messrs. Bliss, von Blottnitz, Wolf and Casey, and Mmes. Bundy Scanlan, Kerr, Nottebohm and Webb meets the definition of “independent director” under the applicable NASDAQ listing standards. In making these determinations, our Board considered the current and prior relationships that each continuing director and director nominee has with the Company and all other facts and circumstances our Board deemed relevant. Mr. Trigg does not meet the definition of “independent director” as Mr. Trigg is a current executive officer of the Company. For additional disclosure of facts and circumstances the Board considered, please refer to the Section titled “Agreements with Directors and Third Parties.”
Board Leadership Structure
We do not have a fixed policy regarding whether the offices of Chairperson of our Board and Chief Executive Officer should be vested in the same person or two different people. We believe the Company and its stockholders are best served by a Board that has the flexibility to establish a leadership structure that fits the needs of the Company at a particular time. Accordingly, our Governing Documents and corporate governance guidelines do not require that the Chairperson of our Board and our Chief Executive Officer be separate or combined. At this time, the offices of Chairperson of our Board and Chief Executive Officer are vested in two different people.

16	2025 Proxy Statement

Directors and Corporate Governance
Board Role in Risk Oversight

17	2025 Proxy Statement

Directors and Corporate Governance
The Board and its committees work closely with and regularly receive reports from management to understand and oversee the management of existing and emerging risks. In addition, our directors have unrestricted access to Company personnel and documents, and may seek any information they require from employees, officers, or external parties. They also have discretion to engage and obtain advice, reports or opinions from legal counsel and other advisors to carry out their responsibilities. We have a Chief Compliance Officer who reports to our Chief Trust Officer, and both individuals routinely provide reports to the Board and its committees. The Chairperson of our Board is an independent director and independent directors serve as the chairpersons of all Board committees. Our Board and committee chairpersons are ultimately responsible for setting agendas and determining the topics discussed and presented at Board and committee meetings, including risk topics. Our Board believes its leadership structure is consistent with and supports the administration of its risk oversight function.
The Board and its committees routinely consider the Company's risk environment. The ERM Program is reviewed periodically by management and any material changes to the ERM Program are reported to the Risk and Compliance Oversight Committee. In addition, each committee annually reviews the adequacy of its respective charter in light of, among other things, the current risk environment.
Meetings of the Board of Directors
During 2024, our Board held seven meetings. Each director attended at least 75% of the total number of meetings of our Board and the committees of our Board on which such director served (in each case during the period such director served).
Although we do not have a formal policy requiring our directors to attend our annual meetings of stockholders, our directors are encouraged to attend these meetings. All directors attended our 2024 annual meeting of stockholders.
Executive Sessions
In accordance with the applicable NASDAQ listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.
Agreements with Directors and Third Parties
Ms. Nottebohm previously served as a consultant to IGSB, Inc. (“IGSB”) on strategy and related matters across IGSB’s operations. Maurice J. Duca controls IGSB and, through various investment vehicles, is the Company’s largest stockholder. Mr. Duca has agreed to pay Ms. Nottebohm 35 percent of the net gain on the equivalent of 35,714 shares of the Company’s Class A common stock each year for the next s~~i~~x years, which amount may be paid in cash or shares of the Company’s Class A common stock. The net gain will be based on a $100 per share starting value and the 10-day average of the final closing price of the shares prior to the date of payment, as reported by The Nasdaq Global Market. No part of such payment will come from the Company.

18	2025 Proxy Statement

Directors and Corporate Governance
Committees of our Board
Our Board has established four standing committees: Audit Committee; Compensation Committee; Nominating and Corporate Governance Committee; and Risk and Compliance Oversight Committee. Our Board has adopted written charters for each of these committees, all of which satisfy applicable NASDAQ listing standards and are available on our website at http://ir.appfolioinc.com. The information included on or accessed through our website does not constitute part of and is not incorporated by reference in this Proxy Statement.
The composition and responsibilities of each of our standing committees are described below.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Risk and Compliance Oversight Committee
Timothy Bliss
Agnes Bundy Scanlan
Janet Kerr
Olivia Nottebohm
Andreas von Blottnitz
Winifred Webb
Alex Wolf

Chairperson of the Board	Financial Expert	Chairperson	Committee Member

Audit Committee
Independence:
Each of the members has been determined to satisfy the independence and financial literacy requirements under applicable SEC rules and regulations and applicable NASDAQ listing standards.
Financial Expertise:
Ms. Webb is an “Audit Committee financial expert” within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").
Our Audit Committee is responsible for, among other things:
▪overseeing the auditing, accounting, and financial reporting processes, and systems of internal controls that are conducted by our independent auditor, our internal audit function, and our financial and senior management;
▪monitoring the responsibilities, resourcing, and composition of the internal audit function;
▪supervising the Company's policies and procedures for the intake of allegations of fraud or complaints or concerns regarding questionable accounting or auditing matters;
▪reviewing earnings press releases and earnings guidance, if any;
▪monitoring the selection, independence, and performance of our independent auditor;
▪reviewing and discussing with management the status of any pending or threatened legal matters that could have a material adverse effect on the Company’s financial statements;
▪overseeing the administration and maintenance of our Code of Business Conduct and Ethics; and
▪overseeing public disclosures regarding financial matters and SEC filing requirements.

Meetings in 2024: 5 Members: Winifred Webb (Chair) Andreas von Blottnitz Agnes Bundy Scanlan

19	2025 Proxy Statement

Directors and Corporate Governance

Compensation Committee
Independence:
Each of the members has been determined to be an independent director under applicable SEC rules and regulations and applicable NASDAQ listing standards.
Each member of our Compensation Committee is also a non-employee director, as defined by Rule 16b-3 promulgated under the Exchange Act.
Our Compensation Committee is responsible for, among other things:
▪developing and reviewing the compensation of our directors and senior executives, and overseeing our overall compensation philosophy;
▪evaluating our Chief Executive Officer's performance in light of the elements applicable to such individual's compensation;
▪recommending to our Board for approval each component of compensation paid to our directors and Chief Executive Officer;
▪approving each component of compensation paid to our senior executives;
▪administering our cash and equity-based compensation plans applicable to all of our directors, senior executives and employees in accordance with the terms of our Compensation Committee’s charter;
▪reviewing and discussing with management the disclosures regarding executive officer and director compensation to be included in our public filings, including our annual proxy statement; and
▪administering the Company’s Executive Compensation Recovery Policy.

Meetings in 2024: 4 Members: Andreas von Blottnitz (Chair) Janet Kerr Alex Wolf

Nominating and Corporate Governance Committee
Independence:
Each of the members has been determined to be an independent director under applicable NASDAQ listing standards.
Our Nominating and Corporate Governance Committee is responsible for, among other things:
▪assisting our Board in identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board;
▪recommending to the Board directors for each committee of the Board;
▪developing and recommending to our Board such corporate governance guidelines and procedures as the committee determines is appropriate from time to time;
▪generally overseeing the Company's Environmental, Social and Governance activities;
▪developing and recommending to our Board a Chief Executive Officer succession plan;
▪overseeing the evaluation of our Board and each committee of our Board; and
▪conducting and/or advising on Board education.

Meetings in 2024: 4 Members: Janet Kerr (Chair) Timothy Bliss Winifred Webb

20	2025 Proxy Statement

Directors and Corporate Governance

Risk and Compliance Oversight Committee
Independence:
Each of the members has been determined to be an independent director under applicable NASDAQ listing standards.
Our Risk and Compliance Oversight Committee is responsible for, among other things:
▪overseeing and assessing the Company's ERM Program, including policies and practices established by management to identify, assess, categorize and manage key current and evolving risks facing the Company, including, without limitation, strategic risk, operational risk, talent management risk, legal and compliance risk, financial risk, and technology and cyber risk (including appropriate cyber insurance);
▪monitoring the performance of management with respect to adhering to and effectively operating the ERM Program, including corrective actions taken by management to address risk issues and appropriate resourcing;
▪reviewing the means by which the Company identifies and complies with applicable legal and regulatory requirements;
▪reviewing management's response to significant compliance related matters;
▪helping to set the tone and develop a culture within the Company regarding the importance and value of risk management and legal compliance.

Meetings in 2024: 4 Members: Agnes Bundy Scanlan (Chair) Janet Kerr Olivia Nottebohm
Stockholder Nomination of Directors
Stockholders may submit recommendations for director candidates to our Nominating and Corporate Governance Committee by sending the name and qualifications of the candidate(s) to AppFolio, Inc., 70 Castilian Drive, Goleta, California 93117, Attn: General Counsel, or by email to stockholdervoting@appfolio.com. Our General Counsel will forward all recommendations to our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee will review and consider any director candidate(s) recommended by our stockholders based on the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors, management, or any other party. We did not receive any director candidate recommendations from our stockholders in anticipation of the Annual Meeting. See the section titled “Additional Information - Procedures for Submitting Stockholder Proposals” for additional information.
Director Qualifications
Our Nominating and Corporate Governance Committee is responsible for providing oversight on a broad range of issues surrounding the composition and operation of the Board, including identifying candidates qualified to become directors and recommending director nominees to the Board. Our Board, taking into account the recommendations of our Nominating and Corporate Governance Committee, selects the nominees for election as directors at the annual meeting of stockholders. Our Nominating and Corporate Governance Committee consults with other members of our Board and management in identifying and evaluating candidates for director. Our Nominating and Corporate Governance Committee and our Board believe candidates for director should have certain minimum qualifications. Consistent with the terms of our corporate governance guidelines, the current minimum selection criteria established by our Nominating and Corporate Governance Committee include, without limitation:
▪each director should be committed to enhancing long-term stockholder value and must possess a high level of integrity, personal and professional ethics, and sound business judgment;
▪each director should be free of any conflicts of interest that would violate applicable laws, rules, regulations or listing standards, conflict with any of our corporate governance policies or procedures, or interfere with the proper performance of his or her responsibilities;
▪each director should have the ability and willingness to devote the necessary time and effort to perform the duties and responsibilities of membership on our Board;
▪each director should demonstrate an understanding that his or her primary responsibility is to serve the best interests of our stockholders, and not his or her personal interest or the interest of a particular group or stockholder; and
▪each director should possess experience, skills and attributes that enhance his or her ability to perform duties on our behalf. In assessing these qualities, the Nominating and Corporate Governance Committee will consider such factors as (i) personal qualities, skills and attributes, (ii) expertise in specific business areas, including without limitation, accounting, marketing, strategy, financial reporting or corporate governance, and (iii) professional experience in the technology industry or similar industries. The Nominating and Corporate Governance Committee may also consider such other factors as it determines would reasonably be expected to contribute to the overall effectiveness of our Board.

21	2025 Proxy Statement

Directors and Corporate Governance
In identifying and recommending director nominees, our Nominating and Corporate Governance Committee also actively considers individual characteristics, including, but not limited to, diversity of professional experience, race, ethnicity, gender identity, age, cultural background, LGBTQ+ identity, and personal background. However, we have not adopted a formal policy regarding the consideration of specific individual characteristics, and instead prefer to rely on the judgment of our committee in identifying and recommending candidates with a diverse and appropriate mix of experiences, skills and expertise.
Environmental, Social, and Governance at AppFolio

Environmental Stewardship.
We believe in a culture of environmental stewardship and strive to create environmentally friendly workplaces. We maintain sustainability requirements that all contractors who work in or around our buildings are required to follow. Examples of these requirements include recycling of all demolished or removed materials whenever possible, installation of energy efficient HVAC units, low power LED lighting and fixtures, and native, drought resistant landscaping.

An Inclusive Workplace.
Our commitment starts at the leadership level and cascades to our talented employees. We believe that reflecting the diversity of our customers and communities is essential to driving innovation, performance and long-term success. We foster a culture of belonging through employee-led resource groups, open communication, and regular listening forums where every voice is valued and helps shape our workplace. At the same time, we are committed to empowering all employees to do their best work, grow their careers, and deliver results. By prioritizing performance, transparency and engagement, we create a culture where diverse perspectives fuel better innovation and stronger outcomes.
We believe in compensating our employees fairly and equitably. We engage a third party to review the compensation of our workforce on a periodic basis to help ensure everyone is paid equally for equal work and we strive to address any unexplained gaps.

Employee Development.	We invest significant resources to develop the talent needed to remain at the forefront of innovation and make us an employer of choice. Our learning and development resources are aligned with the needs of our business as well as tailored for individual growth. We conduct in person trainings and make available on demand programming that cover a wide range of topics from professional development to real estate industry acumen. Our quarterly engagement survey provides a platform for employees to provide anonymous feedback directly to their managers and our executives.

Societal Impact.	We create a culture of impact by striving to be a force for good for our customers, communities, and each other. We encourage employee volunteerism through our employee-led Give Back Committee and company-wide benefit of eight hours of paid volunteer time off annually. Our corporate philanthropy program “AppFolio Gives Back” supports housing affordability, an ongoing challenge in the real estate industry, through a combination of employee fundraising, team volunteering, and a corporate matching gift program.

Health, Safety, and Wellness.
We are committed to providing a safe workplace for our employees and assisting them in maintaining a healthy work-life balance. We regularly solicit feedback to assess the well-being and needs of our employees and offer resources focused on mental health and physical wellness. Our office locations are intentional spaces where we fuel connection, innovation, collaboration, and celebrate successes together. We have also embraced a work model where many of our employees work out of one of our offices several days a week and others work remotely.

22	2025 Proxy Statement

Directors and Corporate Governance

Cybersecurity and Privacy.
Our business involves the storage and transmission of a significant amount of confidential and sensitive information. As a result, we take the confidentiality, integrity, and availability of such information seriously and invest significant time, effort, and resources into protecting such information. Our cybersecurity risk management strategy was designed with the foregoing principles in mind and prioritizes detecting and responding to threats and effective management of security risks.
To implement our cybersecurity strategy, we maintain comprehensive processes and safeguards to secure the data we hold and to assess, identify, and manage material risks from cybersecurity threats, including: encrypting sensitive data, utilizing a robust 24/7/365 security monitoring system; regularly assessing product features for security vulnerabilities; periodically conducting internal penetration tests; and providing our customers with multi-factor authentication options to help them effectively protect their information. We also maintain data and cybersecurity protection and control policies to facilitate a secure environment for sensitive information and to ensure the availability of critical data and systems. We have processes in place to assess, identify and manage vendor cybersecurity risks, which include initial and periodic security program reviews and, in cases where personal information is shared, ongoing cybersecurity and privacy obligations that are documented in data processing agreements. Our cybersecurity policies, standards and processes are informed by a variety of industry standards and best practices, including the NIST cybersecurity framework and ISO 27001. We engage independent third parties to audit our adherence to our cybersecurity policies and conduct infrastructure and application security assessments and penetration testing. These third parties help us assess our internal preparedness, adherence to best practices and industry standards, and compliance with applicable laws and regulations as well as help us to identify areas for continued focus and improvement. We conduct annual information security awareness training for employees involved in the systems or processes connected to confidential and sensitive information. We also carry insurance that provides certain limited protection against potential losses arising from a cybersecurity incident.

Code of Business Conduct and Ethics
We have a Code of Business Conduct and Ethics which applies to our employees, officers and directors. A copy of our Code of Business Conduct and Ethics is posted on our website, ethics.appfolio.com. We intend to satisfy the requirements under Item 5.05 of Form 8-K regarding disclosure of amendments to, or waivers from, provisions of our Code of Business Conduct and Ethics by posting such information on our investor relations website, http://ir.appfolioinc.com.
Insider Trading Policy
We have adopted an Insider Trading Policy governing the purchase, sale and/or other dispositions of our securities by directors, officers, employees and the Company. A copy of the Insider Trading Policy is filed as Exhibit 19 to the Annual Report.
Our Insider Trading Policy prohibits certain transactions which we believe create a heightened risk and/or the appearance of inappropriate conduct, including the purchase of financial instruments or other transactions that hedge or offset (or are designed to hedge or offset) a decrease in market value of our securities. Specifically, our Insider Trading Policy prohibits our officers, directors and employees from (i) engaging in short sales, (ii) buying or selling publicly traded-options, including put options, call options and any other derivative securities, (iii) engaging in hedging transactions, including buying or selling puts, calls or any derivative securities that provide the economic equivalent of ownership of our securities or an opportunity to profit from any change in the value of our securities, (iv) engaging in short-term and speculative trading, and (v) subject to limited exceptions, purchasing our securities on margin, holding our securities in a margin account or pledging our securities as collateral for a loan. These prohibitions apply to securities acquired by an officer, director or employee as part of his or her compensation and securities otherwise held by him or her. The prohibitions also apply to the family members of an officer, director or employee (and any other persons) who reside in the officer’s, director’s or employee’s household as well as any family members whose transactions are directed by, or subject to the influence or control of, such officer, director or employee.
Stockholder Communications with our Board
Our stockholders have the ability to communicate with our Board as a whole and with our individual directors through an established process for stockholder communication. For a stockholder communication directed to our Board as a whole, stockholders and other interested parties may send such communication to the attention of our Board at stockholderquestions@appfolio.com or via U.S. Mail or Expedited Delivery Service to AppFolio, Inc., 70 Castilian Drive, Goleta, California 93117, Attn: Board of Directors c/o General Counsel. For a stockholder communication directed to an individual director in his or her capacity as a member of our Board, stockholders and other interested parties may send such communication to the attention of the individual director at stockholderquestions@appfolio.com or via U.S. Mail or Expedited Delivery Service to AppFolio, Inc., 70 Castilian Drive, Goleta, California 93117, Attn: {Name of Individual Director} c/o General Counsel.

23	2025 Proxy Statement

Directors and Corporate Governance
We will review all incoming stockholder communications and forward such communications to the director(s) to whom such communications are addressed. We will generally not forward communications that are unrelated to the duties and responsibilities of our Board, including communications that we determine to be primarily commercial in nature, product or service complaints or inquires, and materials that are patently offensive or otherwise inappropriate.
Director Compensation Policy
Under our Director Compensation Policy, we pay our non-employee directors who beneficially own less than 5% of the outstanding shares of our Class A Common Stock or Class B Common Stock a cash retainer for service on our Board and for service on each committee of which the director is a member. The Chairperson of our Board and the Chairperson of each committee receive a higher retainer for such service. Eligible directors may elect not to receive any compensation for their service.
During 2024, and as of the date of this Proxy Statement, the fees we pay to our eligible non-employee directors who have not elected to forego such fees for service on our Board and for service on each committee are as follows (Chairperson annual retainers are in lieu of, and not in addition to, director annual retainers):

	Director Annual Retainer ($)	Chairperson Annual Retainer ($)
Board of Directors	40,000	50,000
Audit Committee	10,000	50,000
Compensation Committee	10,000	50,000
Nominating and Corporate Governance Committee	10,000	50,000
Risk and Compliance Oversight Committee	10,000	50,000
In addition, our eligible non-employee directors who do not elect to forego compensation for their service on our Board receive the following:
▪Initial equity award. A one-time restricted stock unit award of our Class A Common Stock with a fair market value of $250,000 under our 2015 Stock Incentive Plan (the "2015 Plan"), with the number of shares granted based on the average closing price per share of our Class A Common stock for the twenty trading days preceding the grant date.
▪Annual equity award. An annual restricted stock unit award of our Class A Common Stock with a fair market value of $150,000 under the 2015 Plan, with the number of shares granted based on the average closing price per share of our Class A Common stock for the twenty trading days preceding the grant date.
Each director equity grant vests in full on the one-year anniversary of the grant date, subject to the director’s continuous service. All unvested equity granted to eligible directors pursuant to our Director Compensation Policy immediately vests in full upon a change-in-control transaction. Directors receiving compensation for their service may elect to defer, or convert to restricted stock units, all or part of their cash retainers, and defer all or part of their equity awards under the terms of the Deferred Compensation Plan for Nonemployee Directors.
We have agreed to reimburse all of our eligible directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our Board and committee meetings as well as continuing director education.
Our employee directors receive no additional compensation for their service as a director and may not serve on any of our Board committees. During 2024 and through the date of this Proxy Statement, Mr. Trigg was our only employee director.

24	2025 Proxy Statement

Directors and Corporate Governance
Director Compensation Table
The following table provides information regarding the total compensation that was granted or paid during 2024 to each of our eligible directors who elected to receive compensation in accordance with our Director Compensation Policy:

Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	Total ($)
Andreas von Blottnitz	110,000	149,864	259,864
Janet Kerr	110,000	149,864	259,864
Olivia Nottebohm	45,000	149,864	194,864
Agnes Bundy Scanlan(4)	100,000	149,864	249,864
Winifred Webb	100,000	149,864	249,864
(1)Messrs. Bliss and Trigg were not eligible to receive compensation pursuant to our Director Compensation Policy, and therefore did not receive any compensation in respect of their service on the Board during 2024. Mr. Wolf elected not to receive compensation for his services on the Board in 2024.
(2)Amounts in this column reflect the total cash retainer earned by each director for Board and committee service during 2024.
(3)Amounts shown in this column do not necessarily reflect the actual value realized or to be realized by the directors or the amount of stock-based compensation expense reported within our consolidated financial statements. Instead, these amounts reflect the total grant date fair market value of each stock award computed in accordance with the provisions of Financial Accounting Standards Board’s Accounting Standard Codification 718 ("FASB ASC Topic 718"). Assumptions used in the calculation of these amounts are included in Note 2 of the notes to our consolidated financial statements included in our 2024 Annual Report. As required by SEC rules and regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Each of these stock awards vests in full on the one-year anniversary of the grant date and is subject to repurchase or forfeiture until then. All equity grants made to our directors during 2024 were paid pursuant to the 2015 Plan, which was superseded and replaced by the 2025 Omnibus Incentive Plan on January 1, 2025 (the "2025 Plan").
(4)Ms. Bundy Scanlan deferred her 2024 annual equity award pursuant to our Nonemployee Director Deferred Compensation Plan.

25	2025 Proxy Statement

Report of the Audit Committee
The Audit Committee is a committee of the Board comprised solely of independent directors as required by NASDAQ listing standards and the rules and regulations of the SEC. The Audit Committee operates under a written charter approved by the Board, which is available on our website at http://ir.appfolioinc.com. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.
With respect to our financial reporting process, our management is responsible for (i) establishing and maintaining internal controls and (ii) preparing our consolidated financial statements and a report on management's assessment of the effectiveness of our internal controls over financial reporting. Our independent registered public accounting firm, PwC, is responsible for auditing these financial statements and the effectiveness of our internal controls over financial reporting. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare our financial statements; this is the fundamental responsibility of management.
In the performance of its oversight function, the Audit Committee has:
▪Reviewed and discussed the audited financial statements and management's and PwC's evaluation of the effectiveness of our internal controls over financial reporting with management and PwC;
▪Discussed with PwC the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and
▪Received the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB, including Rule 3526 "Communication with Audit Committees Concerning Independence," regarding the independent accountant's communications with the Audit Committee concerning independence, and discussed with PwC its independence.
The Audit Committee discussed the auditors' review of our quarterly financial information with the auditors prior to the release of such information and the filing of our quarterly reports with the SEC. The Audit Committee also met and held discussions with management and PwC with respect to our audited year-end financial statements. Based on the Audit Committee’s review and discussions with management and PwC, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the 2024 Annual Report.
Respectfully submitted by the members of the Audit Committee of the Board:
Winifred Webb (Chairperson)
Andreas von Blottnitz
Agnes Bundy Scanlan

26	2025 Proxy Statement

Executive Officers
The following table sets forth certain summary information concerning our executive officers as of April 28, 2025:

Name	Age	Position
Shane Trigg	50	President, Chief Executive Officer and Director
Tim Eaton	37	Interim Chief Financial Officer
Matt Mazza	49	Chief Trust Officer
Elizabeth Barat	49	Chief People Officer
Executive Officer Biographies
The biographies of each of our current executive officers contain information regarding each such person’s relevant business experience during the past five years or more. See the section titled “Proposal One: Election of Directors - Director Nominees and Continuing Directors” for biographical information regarding Mr. Trigg.

Tim Eaton has served as AppFolio's Interim Chief Financial Officer since October 2024. He previously served as Chief of Staff to the CEO and in various other leadership roles within AppFolio. Prior to joining the company in 2020, Tim worked in a variety of financial, strategic, and operational positions at Visa, Google, and Goldman Sachs. Mr. Eaton holds an M.B.A. in finance and entrepreneurship from the Wharton School at the University of Pennsylvania, a B.S. in Business Management from Brigham Young University, and is a chartered financial analyst.

Tim Eaton

Age: 37 Position: Interim Chief Financial Officer

27	2025 Proxy Statement

Executive Officers

Matt Mazza has served as AppFolio's Chief Trust Officer since February 2025. He previously served as AppFolio's Chief Legal Officer since 2021 and Corporate Secretary since 2022. Before becoming Chief Legal Officer, he served as the Company's General Counsel and Chief Compliance Officer, as well as in other senior legal and compliance roles. Prior to AppFolio, Mr. Mazza served as Senior Counsel for Deckers Brands, where he was responsible for a broad spectrum of legal affairs. He began his practice as a complex business and commercial litigator in 2003. Mr. Mazza received his J.D. from the University of California, Berkeley, and a B.A. from the University of California, Santa Barbara.

Matt Mazza

Age: 49 Position: Chief Trust Officer

Elizabeth Barat has served as AppFolio's Chief People Officer since April 2023. She previously served as AppFolio's Senior Vice President of People and in various other leadership roles on the People team. Earlier in her career, Elizabeth held roles in organizational effectiveness, people development, and general HR management at Sonos and Target Corporation. Elizabeth received her B.A. in Psychology from San Francisco State University.

Elizabeth Barat

Age: 49 Position: Chief People Officer

28	2025 Proxy Statement

Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the compensation philosophy, objectives, programs, and processes that make up our named executive officer compensation program (our "Executive Compensation Program"), and is intended to provide context for the considerations underlying the compensation paid to our named executive officers. This Compensation Discussion and Analysis should be read together with the Summary Compensation Table and related compensation tables, notes, and narrative discussion set forth below.
Named Executive Officers
Our named executive officers ("NEOs") for 2024 are as follows:

Name	Position
Shane Trigg	President, Chief Executive Officer, and Director (Principal Executive Officer)
Tim Eaton(1)	Interim Chief Financial Officer (Principal Financial Officer)
Matt Mazza(2)	Chief Trust Officer
Fay Sien Goon(3)	Former Chief Financial Officer (Principal Financial Officer)
(1)    Mr. Eaton was appointed our Interim Chief Financial Officer effective October 25, 2024, following the departure of Ms. Goon.
(2) Mr. Mazza served as Chief Legal Officer and Corporate Secretary in 2024.
(3) Ms. Goon resigned from her position as our Chief Financial Officer, effective as of October 25, 2024.
Compensation Philosophy
Our Executive Compensation Program is designed to offer a competitive and balanced compensation package that attracts, motivates, and retains high-caliber executives with the expertise, drive, and commitment necessary to achieve our strategic objectives. This program includes a mix of cash and equity compensation, incorporating both time-based and performance-based compensation to align executive incentives with our long-term value creation. We assess our Executive Compensation Program on an annual basis and make adjustments to ensure alignment with the evolving needs of our business and industry, as necessary. This includes refining performance metrics as needed to drive strategic growth and long-term success.
Guiding Principles of our Executive Compensation Program
When evaluating our Executive Compensation Program each year, our Compensation Committee and Board are guided by the following principles and objectives:

Cultivate a High-Performing Leadership Team.	Engage, inspire, and retain high-performing executives with the expertise, drive, and dedication needed to achieve our strategic objectives and generate long-term value. We accomplish this by offering competitive compensation aligned with industry peers of similar size and growth stage.

Align Executive and Stockholder Interests.
Strengthen the connection between executive decision-making and stockholder value by:
•Linking compensation to the achievement of strategic objectives that drive sustainable growth.
•Delivering a meaningful portion of compensation in equity, fostering long-term alignment with stockholder interests.

Drive Performance Through At-Risk Compensation.
Structure executive compensation to prioritize performance, ensuring a meaningful portion remains at-risk rather than fixed pay. We do this by:
•Directly tying incentives to both short-term and long-term strategic objectives, reinforcing accountability and value creation.
•Ensuring total compensation is appropriate for each executive's role, responsibilities, and ability to impact company success.

29	2025 Proxy Statement

Executive Compensation
Roles of our Board of Directors and our Compensation Committee
All the members of our Board, other than Mr. Trigg, are independent directors under applicable SEC rules and regulations and NASDAQ listing standards. Our Board provides significant input and has ultimate oversight of our Executive Compensation Program; further, several of our significant stockholders sit on our Board, which makes our Board uniquely representative of the interests of our stockholders, providing even greater emphasis on aligning stockholder interests with those of management.
Our Compensation Committee is comprised solely of independent directors under applicable SEC rules and regulations and NASDAQ listing standards. The Compensation Committee’s primary responsibility is to assist our Board in developing and reviewing our Executive Compensation Program. Specifically, the Compensation Committee is responsible for:
•Reviewing, and recommending to our Board for approval, the compensation and benefits paid to, and any other compensatory arrangements entered into with, our Chief Executive Officer and directors.
•Approving the compensation and benefits paid to, and any other compensatory arrangements entered into with, our senior executives.
•Administering our cash and equity compensation plans.
As part of its oversight, the Compensation Committee conducts an annual executive compensation review to ensure our program remains competitive, equitable, and performance-driven. This assessment includes:
•Evaluating market competitiveness to ensure compensation is reasonable and aligned with our business needs.
•Reviewing internal pay equity to maintain fairness across leadership roles.
•Balancing fixed and at-risk compensation to drive strategic objectives.
•Assessing equity awards to support retention and long-term value creation.
•Considering executive performance in making compensation decisions.
Through this structured review process, we ensure our Executive Compensation Program remains aligned with our strategic objectives and responsive to the evolving needs of our business.
Elements of our Executive Compensation Program
The key elements of our Executive Compensation Program include:
•Base Salary
•Corporate Bonus Plan
•Long-Term Equity Incentive Plan
•Employee Benefits
The Compensation Committee believes that a balanced mix of cash and equity-based compensation, along with both short-and long-term incentives, is essential to aligning executive and stockholder interests. This approach strengthens accountability, drives achievement of financial and strategic objectives, and promotes responsible risk management while managing stockholder dilution. The Committee takes a comprehensive, principles-based approach to determining the appropriate balance between cash and equity-based compensation.
Base Salary
Base salary represents the fixed component of our Executive Compensation Program, providing stable and predictable income that allows our executives to focus on delivering the most critical strategic objectives without undue pressure to take excessive risks or focus excessively on short-term stock performance.

When determining base salaries, the Compensation Committee and the Board consider several factors, including:
•Striking the right balance between fixed and at-risk pay to effectively manage compensation-related risk.
•Each executive’s contributions to the achievement of strategic objectives and overall company performance.
Base salaries are reviewed annually, taking into account factors such as role, scope, individual performance, business experience, total compensation opportunity, and equity ownership.

30	2025 Proxy Statement

Executive Compensation
The following table outlines the 2024 and, for comparison purposes, 2023 base salaries of our NEOs:

Name	2024 Base Salary ($)	2023 Base Salary ($)	Percentage Adjustment 2024 v.2023 (%)
Shane Trigg(1)	550,000	525,000	5
Tim Eaton(2)	290,000	—	—
Matt Mazza (1)	400,000	385,000	4
Fay Sien Goon(3)	450,000	450,000	—
(1)Messrs. Trigg and. Mazza's increases in base salary were a result of merit increases.
(2)Mr. Eaton was not a named executive officer in 2023.
(3)Ms. Goon resigned from her position as the Chief Financial Officer effective as of October 25, 2024. Accordingly, she received a prorated portion of her annual base salary in the amount of $370,858 pursuant to the terms of the Transition and Separation Agreement she entered into with the Company. Please see the section below titled "Potential Payments Upon Termination or Change in Control" for further details regarding such arrangement.
Corporate Bonus Plan
Our executives participate in the Corporate Bonus Plan, which offers an annual at-risk cash bonus opportunity based on the company's achievement of pre-established performance metrics. The Compensation Committee and the Board believe the annual performance metrics align the interests of our executives with those of our stockholders by tying bonus payout to Company performance against key metrics related to our strategic objectives.

The Committee further believes the plan reinforces a strong pay-for-performance culture by directly linking compensation outcomes to measurable results, ensuring that incentives reflect both individual and company success. In designing the Corporate Bonus Plan for recommendation for Board approval, the Compensation Committee considers the following:
•Company performance objectives based on Board-approved annual targets, aligned with our long-term strategic objectives focused on sustainable growth.
•The use of threshold, target, and maximum bonus payout levels to strike the right balance between compensation incentives and risk tolerance.
With respect to fiscal year 2024, the Compensation Committee or Board, as appropriate, established target cash bonus amounts under the Corporate Bonus Plan for each NEO, as set forth in the table below. Such targets were determined based on a number of items, including the executive’s responsibilities, base salary, our projected financial performance, and a review of compensation data in our industry.

Name	2024 Bonus Plan Target Cash Bonus Amount ($)
Shane Trigg	550,000
Tim Eaton	116,000
Matt Mazza	240,000
Fay Sien Goon(1)	450,000
(1)Ms. Goon received a prorated portion of her annual bonus in 2024 in the amount of $367,397 pursuant to the terms of the Transition and Separation Agreement she entered into with the Company. Please see the section below titled "Potential Payments Upon Termination or Change in Control" for further details regarding such agreement.

31	2025 Proxy Statement

Executive Compensation
2024 Performance Metrics and Payout Curves
Under the Company's incentive compensation framework, both the cash bonuses earned under the Corporate Bonus Plan and the shares of Class A Common Stock earned under the Long-Term Equity Incentive Plan are based entirely on the Company's performance relative to pre-established performance metrics. In 2024, the Compensation Committee and the Board selected the following performance metrics (the "2024 Performance Metrics"):
•Residential property manager units added to our platform in 2024 via a new contract or contract addendum, net of cancellations ("Booked Residential Units");
•2024 annual GAAP consolidated revenue ("Revenue"); and
•Adjusted GAAP operating margin, defined as GAAP operating margin less non-recurring transactions such as lease remeasurements or impairments and executive departures ("Adjusted GAAP Operating Margin").
The 2024 Performance Metrics are weighted as follows:
•40% Booked Residential Units
•30% Revenue
•30% Adjusted GAAP Operating Margin
The Compensation Committee and the Board selected these performance measures to drive sustained revenue growth and business expansion, while maintaining a strong emphasis on cost discipline and core operational performance.
The threshold, target, and maximum levels for the 2024 Performance Metrics are outlined in the table below. In alignment with the 2024 Performance Metrics and the following payout curves, and after a review of applicable financial results, our Compensation Committee approved the following achievements:

	Threshold		Target		Maximum
Name	Attainment	Payout	Attainment	Payout	Attainment	Payout	Actual Payout
Booked Residential Units	85%	50%	100%	100%	120%	200%	102%
Revenue	97%	75%	100%	100%	106%	150%	123%
Adjusted GAAP Operating Margin	85%	50%	100%	100%	115%	150%	150%
Blended Payout							123%
2024 Corporate Bonus Plan Payouts
The actual payments made to each NEO pursuant to the 2024 Corporate Bonus Plan, all of which were approved by the Board or Compensation Committee, as appropriate, are set forth below and reflect a blended achievement of 123%. These amounts represent a one-time payment following Compensation Committee approval of the attainment level:

Name	2024 Corporate Bonus Plan Actual Payout Amount ($)
Shane Trigg	671,291
Tim Eaton	135,642
Matt Mazza	293,325
Fay Sien Goon(1)	367,397
(1)Ms. Goon received a prorated portion of the 2024 Corporate Bonus Plan payout in the amount of $367,397 pursuant to the terms of the Transition and Separation Agreement she entered into with the Company. Please see the section below titled "Potential Payments Upon Termination or Change in Control" for further details regarding such agreement.

32	2025 Proxy Statement

Executive Compensation
One-Time Bonus Payouts - Shane Trigg
In 2023, Mr. Trigg received a one-time sign-on bonus equal to $300,000 in connection with his appointment as the Company's President and Chief Executive Officer. At the time of the award, the sign-on was subject to clawback in the event that Mr. Trigg's employment was terminated by the Company for cause or by Mr. Trigg for any reason (other than due to death, disability, or a resignation for good reason). The terms of the clawback were fulfilled by Mr. Trigg's continued employment through March 1, 2024. As such, the value of the award has been realized and is reflected in the "Summary Compensation Table."
In 2024, Mr. Trigg received a one-time bonus equal to $480,000 in recognition of his strong performance as the Company's President and Chief Executive Officer. This bonus reflects the immediate impact of his leadership, as demonstrated by significant progress on key strategic initiatives, measurable improvements in Company performance, and enhanced alignment with organizational goals.
Long-Term Equity Incentive Plan
In 2024, we maintained the 2015 Plan, which provided for the issuance of various types of equity awards including time-based restricted stock units ("RSUs") and performance-based stock units ("PSUs"), which may be settled for shares of our Class A Common Stock or cash. We believe that the issuance of RSUs and PSUs effectively aligns the interests of our executives with those of our stockholders by incentivizing the creation of long-term, sustainable Company value. In addition, RSUs and PSUs hold value for recipients even in the absence of stock price appreciation, providing retention and motivation during periods of market volatility. This approach also allows us to grant fewer shares of common stock compared to stock options with an equivalent grant date fair value, maximizing the efficiency of our equity compensation program and minimizing shareholder dilution.
When determining equity compensation, the Compensation Committee selected a 60/40 mix between PSUs and RSUs to balance the company's focus on performance and executive retention. The 60% weighting of PSUs reflects the company's commitment to a pay-for-performance philosophy, ensuring that a significant portion of equity compensation is directly tied to the achievement of key financial and strategic objectives. This design aligns executive compensation with stockholder interests and company performance. The remaining 40% allocated to RSUs serves as a retention tool, promoting leadership stability and encouraging sustained long-term value creation for stockholders.
The table below summarizes the total combined fair market value of long-term equity awards granted in 2024, along with the total number of shares awarded. Detailed breakdowns of the performance-based and time-based awards are presented in the tables that follow.

Name	Value ($)	Shares (#)
Shane Trigg	3,000,240	17,220
Tim Eaton	500,143	2,131
Matt Mazza	1,600,101	9,183
Fay Sien Goon(1)	1,000,172	5,740
(1)Ms. Goon received a prorated portion of the 2024 equity award pursuant to the terms of the Transition and Separation Agreement she entered into with the Company. Please see the section below titled "Potential Payments Upon Termination or Change in Control" for further details regarding such agreement.
Time-Based Restricted Stock Unit Grants
Our Compensation Committee approved the following time-based restricted stock unit grants with respect to the 2024 fiscal year:

Name	Value ($)	Shares (#)
Shane Trigg	1,200,096	6,888
Tim Eaton	500,143	2,131
Matt Mazza	640,094	3,673
Fay Sien Goon(1)	400,124	2,296
(1)Ms. Goon received a prorated portion of the 2024 equity award pursuant to the terms of the Transition and Separation Agreement she entered into with the Company. Please see the section below titled "Potential Payments Upon Termination or Change in Control" for further details regarding such agreement.

33	2025 Proxy Statement

Executive Compensation
The foregoing time-based restricted stock unit grants vest quarterly over four years in equal installments, subject to continued employment with us through the applicable vesting date and will be settled in shares of our Class A Common Stock.
Performance-Based Restricted Stock Unit Grants
PSU Awards
Our Compensation Committee approved the following performance-based restricted stock unit grants ("PSU Awards") with respect to the 2024 fiscal year:

Name	Value at Target(1) ($)	Shares at Target(1) (#)
Shane Trigg	1,800,144	10,332
Tim Eaton(2)	—	—
Matt Mazza	960,007	5,510
Fay Sien Goon(3)	600,048	3,444
(1)The value of the award and number of shares assumes 100% performance metric achievement.
(2)Mr. Eaton was not a named executive officer at the time the 2024 PSU Awards were granted and did not receive a 2024 PSU Award.
(3)Ms. Goon received a prorated portion of the 2024 PSU award pursuant to the terms of the Transition and Separation Agreement she entered into with the Company. Please see the section below titled "Potential Payments Upon Termination or Change in Control" for further details regarding such agreement.
The foregoing PSU Awards are collectively referred to as the "2024 PSU Awards". The 2024 PSU Awards performance-vested based on the achievement of the pre-established performance metrics measured over a one-year performance period ending on December 31, 2024, and will be settled in shares of our Class A common stock.
The 2024 PSU Awards were tied to the achievement of the 2024 Performance Metrics.
The actual number of shares of our Class A Common Stock to be issued in settlement of any given 2024 PSU Award ranges from 0% to 170% of the target 2024 PSU Award Class A Common Stock amount, as determined by a payout curve. The threshold, target, and maximum levels for each 2024 PSU Award performance metric are outlined in the table below. In alignment with the 2024 Performance Metrics and payout curves described above, and following a review of applicable financial results, our Compensation Committee approved the following achievements:

	Threshold		Target		Maximum
Name	Attainment	Payout	Attainment	Payout	Attainment	Payout	Actual Payout
Booked Residential Units	85%	50%	100%	100%	120%	200%	102%
Revenue	97%	75%	100%	100%	106%	150%	123%
Adjusted GAAP Operating Margin	85%	50%	100%	100%	115%	150%	150%
Blended Payout							123%
2024 PSU Award Payouts
One-third of the 2024 PSU Awards vested in connection with the achievement of the performance metrics on February 10, 2025. The remaining two-thirds will fully vest in equal quarterly installments over the following two years, subject to the NEO’s continued employment through the applicable vesting dates.
The table below sets forth the actual aggregate number of shares of our Class A Common Stock issued, or to be issued, in settlement of the 2024 PSU Awards. These amounts are based on a blended achievement of 123% and are subject to the satisfaction of the foregoing vesting condition:

34	2025 Proxy Statement

Executive Compensation

Name	Aggregate Number of Shares Issued under 2024 PSU Award
Shane Trigg	12,709
Tim Eaton(1)	—
Matt Mazza	6,778
Fay Sien Goon(2)	2,825
(1)Mr. Eaton was not a named executive officer at the time the 2024 PSU Awards were granted and did not receive a 2024 PSU Award.
(2)Ms. Goon received the above prorated portion of the 2024 PSU Awards pursuant to the terms of the Transition and Separation Agreement she entered into with the Company. Please see the section below titled "Potential Payments Upon Termination or Change in Control" for further details regarding such agreement.
Employee Benefits
Our NEOs are eligible to receive the same employee benefits that are generally available to all of our full-time employees. These benefits include medical, dental and vision insurance; life and disability insurance; and assistance with certain fertility services. In structuring these benefit plans, we seek to provide an aggregate level of benefits that are comparable to those provided by similar companies.
In addition, Messrs. Trigg and Mazza, and Ms. Goon receive a supplemental medical reimbursement benefit that covers up to $10,000 annually of medical, dental, vision, and pharmacy expenses not covered under the Company's insurance plans, subject to certain exceptions (the "Executive Medical Reimbursement Program").
We also maintain a tax-qualified 401(k) retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. In 2024, we matched 50% of the first 8% of eligible compensation contributed by the employee. Such matching contributions are immediately and fully vested.
Stock Options and Stock Appreciation Rights
We do not currently grant stock options, stock appreciation rights or similar option-like instruments. Accordingly, we do not have a specific policy or practice on the timing of such awards in relation to our disclosure of material nonpublic information. In the event we determine to grant such awards, we will evaluate the appropriate steps to take in relation to the foregoing.
Employment Agreements and Similar Arrangements
We have entered into employment agreements with Messrs. Trigg and Mazza. We entered into an employment agreement with Ms. Goon in 2021, and later entered into a Transition and Separation Agreement with Ms. Goon on November 8, 2024. Please see the sections below titled “Narrative Disclosure to Summary Compensation Table", "Grants of Plan-Based Awards Table", and “Potential Payments Upon Termination or Change in Control” for further details regarding such agreements. We have not entered into an employment agreement with Mr. Eaton.
Other Compensation-Related Topics
Role of Executive Officers in Executive Compensation Discussions
The Compensation Committee may from time to time solicit the input of our Chief Executive Officer regarding compensation for our other executive officers, particularly with respect to salary, cash bonus opportunities and equity awards. The Compensation Committee seeks this input because of the Chief Executive Officer’s close working relationship with the other executive officers and to ensure that compensation decisions are aligned with our strategic objectives. While our Chief Executive Officer may participate in some deliberations regarding compensation for our other executive officers, he does not participate in, and is not present at, any deliberations or vote regarding his own compensation. The Compensation Committee considers the information provided by our Chief Executive Officer in making executive officer compensation decisions and recommendations to our Board, but the Compensation Committee and the Board, as appropriate, retain exclusive authority to make all executive compensation decisions.
Compensation Risk Considerations
In assessing our overall compensation philosophy, objectives, and programs, including the elements, mix, and amounts of our executive compensation programs, our Compensation Committee reviews whether and how our programs may encourage risk-taking by employees (including our NEOs), taking into account a number of factors, including the following:

35	2025 Proxy Statement

Executive Compensation

The Compensation Committee and our Board are composed of significant stockholders and stockholder representatives who have significant influence on our compensation practices, which results in an alignment of our compensation practices with the interests of our stockholders.

Our compensation programs are designed to enhance stockholder value through the use of performance metrics aligned with our short and long term strategic objectives.

We focus on limiting equity dilution through judicious use of equity compensation. While we continue to grant equity to senior management, we focus on limiting dilution by balancing equity compensation with other incentives provided under our corporate bonus plan and employee benefit plans.

Our executive compensation programs consist of both fixed and at-risk pay, and the Compensation Committee reviews this mix regularly.

We regularly review data regarding the executive compensation programs of other companies in our industry of a similar size and stage, as well as larger companies headquartered in California, to ensure general alignment with our executive compensation programs and market competitiveness. While we have not engaged a compensation consultant for the foregoing purpose, we review and consider data from compensation surveys in order to gain a broader perspective on overall market trends. However, we have not formally set a peer group, and thus do not formally benchmark executive compensation against a peer group for purposes of setting any specific element of compensation or total compensation.

Our insider trading policy prohibits our NEOs, directors, and employees from hedging their economic interest in our securities, and from pledging our securities.

Our change in control arrangements are designed to attract and retain executives while ensuring that benefits remain appropriate and aligned with our fiduciary responsibility to stockholders. These arrangements allow executives to remain focused on driving the work that matters most, without being distracted by personal financial concerns in the event of a change in control.

Based on this review, our Compensation Committee has concluded that our compensation policies and practices for our employees (including our NEOs) do not create risks that are reasonably likely to have a material adverse effect on us.
COMPENSATION RECOVERY POLICY
On July 26, 2023, the Board adopted the AppFolio, Inc. Executive Compensation Recovery Policy (the “Executive Compensation Recovery Policy”), which is designed to comply with Section 10D of the Exchange Act and Nasdaq Listing Rule 5608. The Executive Compensation Recovery Policy is administered by our Compensation Committee, and applies to the Company’s current and former executive officers, as determined by the Compensation Committee in accordance with the definition of “officer” in Rule 16a-1 of the Exchange Act, and such other senior executives that may be deemed subject to the policy by the Compensation Committee.
In the event that the Company is required to prepare an accounting restatement due to material noncompliance with a financial reporting requirement under applicable securities laws, the Executive Compensation Recovery Policy requires the Company to clawback any erroneously awarded incentive-based compensation “received” (as defined in Section 10D of the Exchange Act) by a covered executive during the three completed fiscal years that precede the date the Company is required to prepare such accounting restatement.
Incentive-based compensation under the Executive Compensation Recovery Policy means compensation that is granted, earned or vested based wholly or in part on the attainment of a financial reporting measure. The amount to be recovered pursuant to the Executive Compensation Recovery Policy will be the amount of incentive-based compensation “received” by a covered executive that exceeds the amount of incentive-based compensation that otherwise would have been received by such covered executive had it been determined based on the restated amounts, and is computed without regard to any taxes paid. The Executive Compensation Recovery Policy will only apply to incentive-based compensation “received” on or after the effective date of Nasdaq Listing Rule 5608.
A copy of the Executive Compensation Recovery Policy is included as an exhibit to our 2024 Annual Report.

36	2025 Proxy Statement

Executive Compensation
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the information included under the section titled "Compensation Discussion and Analysis," including the Summary Compensation Table and related compensation tables, notes and narrative discussion. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the "Compensation Discussion and Analysis" disclosure, including the Summary Compensation Table and related compensation tables, notes and narrative discussion, be included in this Proxy Statement and incorporated into our Annual Report.
Respectfully submitted by the members of the Compensation Committee of the Board of Directors:
Andreas von Blottnitz (Chairperson)
Janet Kerr
Alex Wolf

37	2025 Proxy Statement

Executive Compensation
Summary Compensation Table
The following table sets forth summary compensation information for our NEOs for the years ended December 31, 2024, 2023, and 2022:

9	Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
	Shane Trigg President and Chief Executive Officer	2024	545,765	780,000	3,000,240	—	671,291	21,669	5,018,965
		2023	511,223	—	8,500,125	8,067,600	656,175	11,754	17,746,877
		2022	440,000	—	—	—	488,400	12,931	941,331
	Tim Eaton(6) Interim Chief Financial Officer	2024	286,239	—	500,143	—	135,642	43,677	965,701
	Matt Mazza Chief Trust Officer	2024	397,459	—	1,600,101	—	293,325	11,068	2,301,953
		2023	383,269	—	1,500,097	—	318,575	19,875	2,221,816
		2022	375,000	—	—	—	249,750	10,393	635,143
	Fay Sien Goon(6) Former Chief Financial Officer	2024	370,858	—	1,000,172	—	—	858,627	2,229,657
		2023	450,000	—	3,000,082	—	1,110,023	21,062	4,581,167
		2022	450,000	500,000	—	—	2,719,500	15,991	3,685,491
(1)Amount reported for 2024 includes (i) a $300,000 bonus awarded upon Mr. Trigg's appointment as Chief Executive Officer in 2023, reflected in 2024 compensation as it is no longer subject to clawback; and (ii) an additional bonus awarded in 2024 in recognition of Mr. Trigg's excellent performance since assuming the role of CEO.
(2)Amounts shown in this column do not necessarily reflect the actual value received or to be received by our NEOs. Instead, these amounts reflect the aggregate grant date fair value of the time-based restricted stock units and PSU Awards granted to the applicable NEO, computed in accordance with FASB Topic 718. With respect to the PSU Awards, amounts are based on the probable outcome of the applicable performance conditions, which is target level performance, calculated in accordance with FASB ASC Topic 718. Assuming maximum performance with respect to the PSU Awards granted to our NEOs in fiscal year 2024, the aggregate grant date fair value is $1,800,144 and $960,007 for Messers. Trigg and Mazza, respectively. Given Ms. Goon's separation, she would not have been eligible to receive above target. Mr. Eaton did not receive a PSU Award in 2024. As required by SEC rules and regulations, the amounts shown exclude the impact of estimated forfeitures related to service based vesting conditions. Assumptions used in the calculation of these amounts are included in Note 2 of the notes to our consolidated financial statements included in our 2024 Annual Report. See “Compensation Discussion and Analysis–Long Term Equity Incentive Plan” for more information concerning the time-based restricted stock units and 2024 PSU Awards granted in 2024.
(3)Amounts shown in this column do not necessarily reflect the actual value received or to be received by our NEOs. Instead, these amounts reflect the aggregate grant date fair value of the options granted to the applicable NEO, computed in accordance with FASB ASC Topic 718. As required by SEC rules and regulations, the amounts shown exclude the impact of estimated forfeitures related to service based vesting conditions. Assumptions used in the calculation of these amounts are included in Note 2 of the notes to our consolidated financial statements included in our 2024 Annual Report.
(4)Amounts shown in this column reflect the amounts earned by our NEOs under our Corporate Bonus Plan. See “Compensation Discussion and Analysis–Corporate Bonus Plan” for more information concerning the annual cash performance bonuses earned by the NEOs in 2024.
(5)The amounts reported in the 'All Other Compensation' column are detailed in the table below. The 'Other Compensation and Benefits' includes a paid time off (PTO) payout for Mr. Eaton, as well as severance payments and the cost of 12 month COBRA coverage for Ms. Goon, as outlined in the 'Potential Payments upon Termination or Change in Control' section.

Name	Insurance Premiums ($)	Medical Expense Reimbursement ($)	401(k) match ($)	Other Compensation and Benefits ($)	Total Other Benefits ($)
Shane Trigg	504	9,665	11,500	—	21,669
Tim Eaton	252	—	11,500	31,925	43,677
Matt Mazza	504	1,276	9,288	—	11,068
Fay Sien Goon	504	11,200	10,981	835,942	858,627
(6)Mr. Eaton was appointed Interim Chief Financial Officer on October 25, 2024. Ms. Goon resigned as Chief Financial Officer on October 25, 2024 .

38	2025 Proxy Statement

Executive Compensation
Grants of Plan-Based Awards
The following table presents, for each of our NEOs, information concerning grants of plan-based awards made during fiscal year 2024.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Shane Trigg	— (4)	319,000	550,000	935,000	—	—	—	—	—
	1/24/24	—	—	—	—	—	—	6,888	1,200,096
	1/24/24	—	—	—	5,993	10,332	17,565	—	1,800,144
Tim Eaton	— (4)	67,280	116,000	197,200	—	—	—	—	—
	3/5/24	—	—	—	—	—	—	1,276	300,039
	3/11/24	—	—	—	—	—	—	855	200,104
Matt Mazza	— (4)	139,200	240,000	408,000	—	—	—	—	—
	1/23/24	—	—	—	—	—	—	3,673	640,094
	1/24/24	—	—	—	3,196	5,510	9,367	—	960,007
Fay Sien Goon(5)	— (4)	261,000	450,000	765,000	—	—	—	—	—
	1/23/24	—	—	—	—	—	—	2,296	400,124
	1/24/24	—	—	—	1,998	3,444	5,855	—	600,048
(1)Amounts shown in this column reflect the 2024 PSU Awards granted to certain of our NEOs under the 2015 Plan in fiscal year 2024.
(2)Amounts shown in this column reflect the time-based restricted stock unit awards granted to certain of our NEOs under the 2015 Plan in fiscal year 2024.
(3)Amounts shown in this column reflect the grant date fair value of stock awards (at the target level in the case of the 2024 PSU Awards) granted to our NEOs in fiscal year 2024, as computed in accordance with FASB ASC Topic 718.
(4)Amounts shown in these rows reflect the threshold, target, and maximum cash amounts that each NEO was eligible to receive with respect to the 2024 fiscal year under our 2024 Corporate Bonus Plan. The actual amounts paid to our NEOs under our 2024 Corporate Bonus Plan are set forth in the Summary Compensation Table above, and the calculation of the actual amounts paid is discussed more fully in the section titled "Compensation Discussion and Analysis - Corporate Bonus Plan."
(5)Pursuant to the terms of the Transition and Separation Agreement, Ms. Goon received a prorated portion of the annual cash bonus opportunity that she was eligible to receive under our 2024 Corporate Bonus Plan in the amount of $367,397. See the Summary Compensation Table above for more information concerning the treatment of certain unvested equity awards held by Ms. Goon in connection with her resignation and “Potential Payments Upon Termination or Change in Control” below for more information regarding the benefits that Ms. Goon received under terms of the Transition and Separation Agreement .

39	2025 Proxy Statement

Executive Compensation
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
In 2023, we entered into an employment agreement with Mr. Trigg, and in 2025, we entered into an employment agreement with Mr. Mazza. We entered into an employment agreement with Ms. Goon in 2021, and, in connection with her resignation on October 25, 2024, we entered into a Transition and Separation Agreement. Set forth below is a summary of certain of the terms of these agreements.
Mr. Trigg’s Employment Agreement
On March 1, 2023, we entered into an amended and restated employment agreement with Mr. Trigg in connection with his appointment as our President and Chief Executive Officer. His employment agreement provides for "at will" employment and sets forth the terms and conditions of Mr. Trigg's employment, including an annual base salary of at least $525,000, an annual bonus opportunity under our Corporate Bonus Plan equal to 100% of his annual base salary at target, a one-time sign-on bonus of $300,000 (which was subject to clawback in the event that Mr. Trigg’s employment was terminated by the Company for cause or by Mr. Trigg for any reason (other than due to death, disability or a resignation for good reason) prior to March 1, 2024), a special one-time award of time-based restricted stock units having an aggregate value of $1,500,000 (which grant was additive to additional time-based restricted stock units granted to Mr. Trigg earlier in 2023), a special one-time award of time-based options to purchase a total of 120,000 shares of the Company's Class A Common Stock, and, subject to approval of the Board, in each of fiscal years 2024, 2025, 2026 and 2027, time-based restricted stock units and performance share unit awards covering a number of shares of the Company's Class A Common Stock having an aggregate value of (i) no less than $3,000,000 annually in fiscal years 2024 and 2025, and (ii) no less than $3,500,000 annually in fiscal years 2026 and 2027.
Mr. Trigg’s employment agreement also provides for certain severance benefits upon specified termination events. Please see the section below entitled “Potential Payments Upon Termination or Change in Control” for more information regarding such severance benefits.
Mr. Mazza's Employment Agreement
During 2024, Mr. Mazza was not a party to an employment agreement with the Company. On February 6, 2025, we entered into an employment agreement with Mr. Mazza in connection with his appointment as our Chief Trust Officer. The employment agreement provides for “at-will” employment and sets forth the terms and conditions of Mr. Mazza’s employment, including an annual base salary of at least $420,000, an annual bonus opportunity under our corporate bonus plan equal to 60% of his annual base salary at target, and for 2025, time-based restricted stock units and performance share unit awards covering a number of shares of the Company’s Class A Common Stock having an aggregate value of $1,800,000 on the date of grant at target.
Mr. Mazza’s employment agreement also provides for certain severance benefits upon specified termination events. Please see the section below entitled “Potential Payments Upon Termination or a Change in Control” for more information regarding such severance benefits.
Ms. Goon’s Employment Agreement
On September 15, 2021, we entered into an employment agreement with Ms. Goon in connection with her appointment as our Chief Financial Officer, starting October 18, 2021. Her employment agreement provided for “at will” employment and set forth the terms and conditions of Ms. Goon's employment, including an annual base salary, eligibility to participate in our employee benefit plans, and eligibility to participate under the Corporate Bonus Plan.
Ms. Goon’s employment agreement also provided for certain severance benefits upon specified termination events. On November 8, 2024, we entered into a Transition and Separation Agreement with Ms. Goon in connection with her resignation as the Company's Chief Financial Officer (which agreement became effective on November 16, 2024). Please see the section below titled "Potential Payments Upon Termination or Change in Control" for more information regarding such agreement.

40	2025 Proxy Statement

Executive Compensation
Outstanding Equity Awards at Fiscal Year End
The following table sets forth information about the outstanding equity awards held by each of our named executive officers as of December 31, 2024:

		Option Awards									Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)		Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Shane Trigg	1/24/24	—	—		—		—		—		12,709	(2)	3,135,564	(2)
	1/24/24	—	—		—		—		—		5,596	(3)	1,380,645	(3)
	3/1/23	—	120,000	(4)	120,000	(4)	129.74	(4)	3/1/2033	(4)	—		—
	3/1/23	—	—		—		—		—		6,673	(5)	1,646,363
	1/25/23	—	—		—		—		—		16,826	(6)	4,151,311
	1/24/23	—	—		—		—		—		14,078	(7)	3,473,324
	12/13/21	—	—		—		—		—		1,064	(8)	262,510
	12/13/21	—	—		—		—		—		2,336	(9)	576,338
	4/13/20	—	—		—		—		—		6,294	(10)	1,552,856
Tim Eaton	3/11/24	—	—		—		—		—		694	(11)	171,224
	3/5/24	—	—		—		—		—		1,037	(12)	255,849
	11/6/23	—	—		—		—		—		743	(13)	183,313
	3/6/23	—	—		—		—		—		1,321	(14)	325,917
	2/9/22	—	—		—		—		—		681	(15)	168,016
Matt Mazza	1/24/24	—	—		—		—		—		6,778	(2)	1,672,268
	1/23/24	—	—		—		—		—		2,984	(3)	736,212
	1/25/23	—	—		—		—		—		3,604	(6)	889,179
	1/24/23	—	—		—		—		—		3,017	(7)	744,354
	12/13/21	—	—		—		—		—		925	(8)	228,216
	12/13/21	—	—		—		—		—		2,032	(9)	501,335
	10/27/21	—	—		—		—		—		7,706	(16)	1,901,224
	1/19/21	—	—		—		—		—		291	(17)	71,796
Fay Sien Goon(18)		—	—		—		—		—		—		—
(1)The amounts shown in this column were calculated based on the closing price of our Class A Common Stock on December 31, 2024 (the last trading day of fiscal year 2024), which was $246.72.
(2)The amount shown represents 2024 PSU Awards of our Class A Common Stock granted to the applicable named executive officer on January 24, 2024 pursuant to the 2015 Plan. Such performance awards vest based on the achievement of pre-established financial metrics with a December 31, 2024 measurement date, and are reflected in the table as earned at 123% of target. One-third of the performance-vested 2024 PSU Awards fully vested on achievement of the performance metrics on February 10, 2025. The remaining shares will vest quarterly through February 10, 2027, subject to the applicable named executive officer’s continued employment through the applicable vesting dates.
(3)The amount shown represents time-based restricted stock unit awards of our Class A Common Stock granted to the applicable named executive officer on January 24, 2024 pursuant to the 2015 Plan. These awards vest over four years in equal quarterly installments, commencing on May 10, 2024, subject to the applicable named executive officer’s continued employment through the applicable vesting date.
(4)In connection with Mr. Trigg's appointment as the Company’s President and Chief Executive Officer on March 1, 2023, he was granted options covering 120,000 shares of our Class A Common Stock pursuant to the 2015 Plan. Such options vest annually in equal installments over three years beginning on December 31, 2025, subject to Mr. Trigg’s continued employment through the applicable vesting dates.

41	2025 Proxy Statement

Executive Compensation
(5)This amount shown represents a time-based restricted stock unit award of our Class A Common Stock granted pursuant to the 2015 Plan in connection with Mr. Trigg's appointment as President and Chief Executive Officer on March 1, 2023. This award vests over four years in equal quarterly installments, commencing on May 10, 2023, subject to Mr. Trigg’s continued employment through the applicable vesting date.
(6)The amount shown represents PSU Awards of our Class A Common Stock granted to the applicable named executive officer on January 24, 2023 pursuant to the 2015 Plan. These awards were subject to the achievement of pre-established financial metrics with a December 31, 2023 measurement date, and are reflected in the table as earned at 108% of target. One-third of the performance-vested 2023 PSU Awards fully vested upon certification of the performance metrics on February 10, 2024. The remaining shares vest quarterly through February 10, 2026, subject to the applicable named executive officer’s continued employment through the applicable vesting dates.
(7)The amount shown represents time-based restricted stock unit awards of our Class A Common Stock granted to the applicable named executive officer on January 24, 2023 pursuant to the 2015 Plan. These awards vest over four years in equal quarterly installments, commencing on May 10, 2023, subject to the applicable named executive officer’s continued employment through the applicable vesting date.
(8)The amount shown represents PSU Awards of our Class A Common Stock granted to the applicable named executive officer on December 13, 2021 pursuant to the 2015 Plan. These awards were subject to the achievement of pre-established financial metrics with a December 31, 2022 measurement date, and are reflected in the table as earned at 113% of target. The remaining awards vested through February 10, 2025.
(9)The amount shown represents time-based restricted stock unit awards of our Class A Common Stock granted to the applicable named executive officer on December 13, 2021 pursuant to the 2015 Plan. These awards vest over four years in equal annual installments, commencing on May 10, 2022, subject to the applicable named executive officer’s continued employment through the applicable vesting date.
(10)The amount shown represents a time-based restricted stock unit award of our Class A Common Stock granted to Mr. Trigg on April 13, 2020 pursuant to the 2015 Plan. This award vests over five years in equal annual installments, commencing on May 10, 2020, subject to Mr. Trigg’s continued employment through the applicable vesting date.
(11)The amount shown represents a time-based restricted stock unit award of our Class A Common Stock granted to Mr. Eaton on March 11, 2024 pursuant to the 2015 plan. This award vests over four years in equal quarterly installments, commencing on May 10, 2024, subject to Mr. Eaton's continued employment through the applicable vesting date.
(12)The amount shown represents a time-based restricted stock unit award of our Class A Common Stock granted to Mr. Eaton on March 5, 2024 pursuant to the 2015 plan. This award vests over four years in equal quarterly installments, commencing on May 10, 2024, subject to Mr. Eaton's continued employment through the applicable vesting date.
(13)The amount shown represents a time-based restricted stock unit award of our Class A Common Stock granted to Mr. Eaton on November 6, 2023 pursuant to the 2015 plan. This award vests over four years in equal quarterly installments, commencing on November 10, 2023, subject to Mr. Eaton's continued employment through the applicable vesting date.
(14)The amount shown represents a time-based restricted stock unit award of our Class A Common Stock granted to Mr. Eaton on March 6, 2023 pursuant to the 2015 plan. This award vests over four years in equal quarterly installments, commencing on May 10, 2023, subject to Mr. Eaton's continued employment through the applicable vesting date.
(15)The amount shown represents a time-based restricted stock unit award of our Class A Common Stock granted to Mr. Eaton on February 9, 2022 pursuant to the 2015 plan. This award vests over four years in equal quarterly installments, commencing on February 10, 2022, subject to Mr. Eaton's continued employment through the applicable vesting date.
(16)The amount shown represents time-based restricted stock unit awards of our Class A Common Stock granted to Mr. Mazza on October 27, 2021, pursuant to the 2015 Plan. These awards vest over four years in equal annual installments, commencing on November 10, 2022, subject to Mr. Mazza's continued employment through the applicable vesting date.
(17)The amount shown represents a time-based restricted stock unit award of our Class A Common Stock granted to Mr. Mazza on January 19, 2021 pursuant to the 2015 Plan. This award vests over four years in equal annual installments, commencing on February 10, 2022, subject to Mr. Mazza’s continued employment through the applicable vesting date.
(18)Ms. Goon has no outstanding equity awards, as all awards were prorated in accordance with the Transition and Separation Agreement she entered into with the Company in the amount of $6,412,031. Please see the section below titled "Potential Payments Upon Termination or Change in Control" for further details regarding such agreement.

42	2025 Proxy Statement

Executive Compensation
Option Exercises and Stock Vested
The following table provides information regarding options exercised and stock awards vested for our NEOs during fiscal year 2024, including the number of shares acquired upon exercise or vesting and the value realized as determined based on applicable SEC rules.

	Option Awards		Equity Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Shane Trigg	—	—	49,092	11,321,506
Tim Eaton	—	—	1,910	438,597
Matt Mazza	—	—	22,157	5,012,373
Fay Sien Goon(2)	—	—	65,367	13,636,924
(1)The amounts shown reflect the number of shares of Class A Common Stock issued to the NEOs in settlement of the vesting of restricted stock units multiplied by the closing price of our Class A Common Stock on the applicable vesting date.
(2)Of this total, Ms. Goon received 30,197 shares through accelerated vesting pursuant to the terms of the Transition and Separation Agreement she entered into with the Company.
Potential Payments upon Termination or Change in Control
The 2015 Plan
Pursuant to the 2015 Plan, the form of award agreement that applies to all outstanding time-based restricted stock unit awards thereunder, and the form of award agreement that applies to all outstanding PSU Awards thereunder, if a participant’s employment is terminated for any reason, the participant will forfeit all unvested time-based restricted stock units and all unvested PSU Awards, unless, in each case, otherwise determined by the Compensation Committee. Pursuant to the 2015 Plan and the form of award agreement that applies to all outstanding stock options thereunder, if a participant’s employment is terminated for any reason, the participant’s stock option privileges will be limited to the options then exercisable on the date of termination and expire unless exercised within a certain period of time ranging from the date of termination to 12 months after such date, unless otherwise determined by the Compensation Committee.
In the case of a Corporate Transaction (as defined in the 2015 Plan), any or all outstanding awards may be assumed or replaced by the successor corporation, which assumption or replacement will be binding on all participants. In the alternative, the successor corporation may substitute equivalent awards or provide substantially similar consideration to participants as was provided to stockholders (after taking into account the existing provisions of the awards). The successor corporation may also issue, in place of outstanding shares of Class A Common Stock held by the participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the participant. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute awards pursuant to a Corporate Transaction, then such awards will have their vesting accelerate as to all shares subject to such award immediately prior to the Corporate Transaction.
Corporate Bonus Plan
Pursuant to the Corporate Bonus Plan, if a participant's employment terminates for any reason prior to the bonus payment date, the participant will not earn the bonus.
Mr. Trigg’s Employment Agreement
Termination Without Cause or Resignation for Good Reason
Mr. Trigg's employment agreement provides that if he is terminated by us other than for Cause or Mr. Trigg resigns for Good Reason (other than in connection with a Corporate Transaction, as each term is defined in his employment agreement), then Mr. Trigg will be entitled to receive 12 months of base salary continuation, payment of any earned but unpaid annual bonus in respect of the prior completed fiscal year, a prorated cash bonus award for the fiscal year in which such termination occurs (but not greater than target-level performance), up to 12 months of COBRA premiums, and the equity award treatment described in the following paragraph. Payment of such amounts is conditioned upon the effectiveness of a general release of claims in favor of the Company and continuing compliance with certain restrictive covenants.

43	2025 Proxy Statement

Executive Compensation
With respect to each outstanding time-based restricted stock unit award held by Mr. Trigg, if his employment is terminated on or prior to December 31, 2024, the portion of such time-based restricted stock unit award that would have vested had he remained employed through December 31, 2025 will accelerate upon such termination, or, if his employment is terminated following December 31, 2024, the portion of such time-based restricted stock unit award that would have vested had he remained employed with us for an additional 12 months will accelerate upon such termination. With respect to each outstanding PSU Award held by Mr. Trigg, each PSU Award will, to the extent the performance conditions applicable to the PSU Award have not been satisfied, accelerate on a prorated basis based on the number full or partial calendar months Mr. Trigg is employed by us during the applicable performance period and achievement of the applicable performance metrics determined by the Board based on forecasted results (but not greater than target-level performance), or, to the extent such performance conditions applicable to the PSU Award have been satisfied, the portion of such PSU Award that would have vested had Mr. Trigg remained employed with us for an additional 12 months will accelerate upon such termination. With respect to each outstanding and unvested time-based option held by Mr. Trigg, a prorated portion based on the number of full or partial calendar months elapsed between the applicable vesting commencement date and the date of such termination will accelerate upon such termination, with the vested time-based options remaining exercisable until the earlier of 18 months following such termination and the applicable expiration date of the options.
Death or Disability
Mr. Trigg’s employment agreement provides that if he is terminated due to death or disability, then Mr. Trigg will be entitled to receive payment of any earned but unpaid annual bonus in respect of the prior completed fiscal year, a prorated cash bonus award for the fiscal year in which such termination occurs (but not greater than target-level performance), up to 12 months of COBRA premiums, and the equity award treatment described in the following paragraph.
With respect to each outstanding time-based restricted stock unit award held by Mr. Trigg, such outstanding time-based restricted stock unit will fully accelerate. With respect to each outstanding PSU Award held by Mr. Trigg, such outstanding PSU Award will fully accelerate provided that, to the extent that the applicable performance condition has not been satisfied, the level of achievement of the applicable performance metrics will be determined by the Board based on forecasted results (but not greater than target-level performance). With respect to each outstanding and unvested time-based option held by Mr. Trigg, a prorated portion based on the number of full or partial calendar months elapsed between the applicable vesting commencement date and the date of such termination will accelerate upon such termination, with the vested time-based options remaining exercisable until the earlier of 18 months following such termination and the applicable expiration date of the options.
Termination in Connection with Change In Control
Mr. Trigg's employment agreement provides that if his employment with us is terminated by us other than for Cause, or Mr. Trigg resigns for Good Reason, on or within 12 months following the consummation of a Corporate Transaction (as each term is defined in his employment agreement), then, in addition to the severance benefits described above, all outstanding time-based restricted stock units and PSU Awards held by Mr. Trigg will accelerate and become fully-vested (provided that with respect to the PSU Awards, the level of achievement of the applicable performance metrics will be determined by the Board based on forecasted results (but not greater than target-level performance). In addition, the employment agreement provides that if the outstanding equity awards held by Mr. Trigg immediately prior to the consummation of a Corporate Transaction are not assumed or substituted for value upon such Corporate Transaction, such equity awards will accelerate and become fully-vested immediately prior to such Corporate Transaction. Payment of such amounts is conditioned upon the effectiveness of a general release of claims in favor of the Company and continuing compliance with certain restrictive covenants.
Mr. Mazza's Employment Agreement
Termination Without Cause or Resignation for Good Reason
Mr. Mazza’s employment agreement provides that if he is terminated by us other than for Cause or Mr. Mazza resigns for Good Reason (other than in connection with a Corporate Transaction, as each term is defined in his employment agreement), then Mr. Mazza will be entitled to receive nine months of base salary continuation, payment of any earned but unpaid annual bonus in respect of the prior completed fiscal year, a prorated cash bonus award for the fiscal year in which such termination occurs (but not greater than target-level performance), and up to nine months of COBRA premiums. Payment of such amounts is conditioned upon the effectiveness of a general release of claims in favor of the Company and continuing compliance with certain restrictive covenants.

44	2025 Proxy Statement

Executive Compensation
Death or Disability
Mr. Mazza’s employment agreement provides that if he is terminated due to death or disability, then Mr. Mazza will be entitled to receive a lump sum payment in an amount equal to six months of his then current base salary and the equity award treatment described in the following paragraph.
With respect to each outstanding time-based restricted stock unit award held by Mr. Mazza, the portion of such time-based restricted stock unit award that would have vested had he remained employed with us for an additional 12 months will accelerate upon such termination. With respect to each outstanding PSU Award held by Mr. Mazza, each PSU Award will accelerate on a prorated basis based on the number of days Mr. Mazza is employed by us during the applicable performance period and achievement of the applicable performance metrics determined by the Board based on forecasted results (but not greater than target-level performance).
Termination in Connection with Change in Control
Mr. Mazza’s employment agreement provides that if his employment with us is terminated by us other than for Cause, or Mr. Mazza resigns for Good Reason, on or within 12 months following the consummation of a Corporate Transaction (as each term is defined in his employment agreement), then, in addition to the severance benefits described above, all outstanding equity awards held by Mr. Mazza will accelerate and become fully-vested. In addition, the employment agreement provides that if the outstanding equity awards held by Mr. Mazza immediately prior to the consummation of a Corporate Transaction are not assumed or substituted for value upon such Corporate Transaction, such equity awards will accelerate and become fully-vested immediately prior to such Corporate Transaction (with the level of performance achievement of the applicable performance goals determined by the Board based on forecasted results (but not greater than target-level performance)). Payment of such amounts is conditioned upon the effectiveness of a general release of claims in favor of the Company and continuing compliance with certain restrictive covenants.
Ms. Goon's Transition and Separation Agreement
On November 8, 2024, we entered into a Transition and Separation Agreement with Ms. Goon in connection with her resignation as the Company's Chief Financial Officer (which agreement became effective on November 16, 2024). The Transition and Separation Agreement supersedes Ms. Goon's employment agreement with us. Pursuant to the terms of the Transition and Separation Agreement, she received the following separation benefits: (i) an aggregate lump sum cash payment of $817,397 which represented 12 months of her then-base salary ($450,000) and a pro rata portion of her annual bonus under the Corporate Bonus Plan for the period of January 1, 2024 through October 25, 2024 ($367,397); (ii) 12 months of COBRA premiums paid by us; (iii) continued participation in the Company's Executive Medical Reimbursement Program through the end of the calendar year 2024; and (iv) the accelerated vesting of 15,941 time-based restricted stock units and 14,256 PSUs and settlement of those units on a one-for-one basis in shares of our Class A Common Stock. With respect to the time-based restricted stock units, the amount accelerated equals the portion of all of the outstanding and unvested time-based restricted stock units held by Ms. Goon on the date of her resignation that would have vested had she remained employed with us for an additional 12 months. With respect to the PSU Awards, the amount accelerated equals a prorated portion of the outstanding and unvested PSU Awards held by Ms. Goon on the date of her resignation determined based on the number of days the she was employed by us during the applicable performance period for each award and achievement of the applicable performance goals at the target-level performance. The total value of the accelerated equity awards, based on the closing price of our Class A Common Stock on October 25, 2024, was $6,412,031.

45	2025 Proxy Statement

Executive Compensation
The following table provides information regarding the potential payments to our NEOs in connection with certain termination or change in control events, assuming (in each case, other than with respect to Ms. Goon) that such event occurred on December 31, 2024 and a closing price of our Class A Common Stock on December 31, 2024 (the last trading day of fiscal year 2024), which was $246.72. For purposes of all calculations in the table related to the 2024 Corporate Bonus Plan and the 2024 PSU Awards, we have used actual performance with respect to the applicable performance metrics.

Benefits and Payments Upon Termination	Termination Due to Death or Disability ($)		Termination by the Company Without Cause or by the Executive for Good Reason (a “Qualifying Termination”) Not on or Within 12 Months Following Change in Control ($)		Qualifying Termination on or Within 12 Months Following Change in Control ($)
Shane Trigg
Cash Severance Payments	671,291	(1)	1,221,291	(2)	1,221,291	(2)
Accelerated Vesting of Equity Awards	23,228,594	(3)	17,177,292	(4)	16,178,911	(5)
COBRA Payments(6)	26,618		26,618		26,618
Tim Eaton(7)
Cash Severance Payments	—		—		—
Accelerated Vesting of Equity Awards	—		—		—
COBRA Payments	—		—		—
Matt Mazza(8)
Cash Severance Payments	200,000	(9)	593,325	(10)	593,325	(10)
Accelerated Vesting of Equity Awards	4,847,061	(11)	—		6,744,585	(12)
COBRA Payments(13)	14,474		14,474		14,474
Fay Sien Goon(14)			7,257,973
(1)The amount shown represents a lump sum payment to Mr. Trigg under the 2024 Corporate Bonus Plan, based on the performance achieved as of December 31, 2024.
(2)The amount shown represents the sum of (i) 12 months of salary continuation ($550,000) and (ii) a lump sum payment to Mr. Trigg under the 2024 Corporate Bonus Plan, based on the performance achieved as of December 31, 2024 ($671,291).
(3)The amount shown represents the sum of (i) the value of the accelerated time-based restricted stock units and PSU Awards, calculated by multiplying (a) the sum of (I) the number of accelerated time-based restricted stock units (34,977 units) and (II) the number of accelerated PSU Awards (30,599 units) and (b) the closing price of our Class A Common Stock on December 31, 2024 ($246.72) and (ii) the value of the accelerated stock options, prorated by time served, and calculated by multiplying the number of accelerated stock options (60,264 options) by the difference between the exercise price and the closing price of our Class A Common Stock on December 31, 2024 ($246.72).
(4)The amount shown represents the sum of (i) the value of the accelerated time-based restricted stock units (i.e., those that would continue to vest if Mr. Trigg had remained employed through December 31, 2025) and accelerated PSU Awards, calculated by multiplying (a) the sum of (I) the number of accelerated time-based restricted stock units (19,108 units) and (II) the number of accelerated PSU Awards (21,941 units) and (b) the closing price of our Class A Common Stock on December 31, 2024 ($246.72) and (ii) the value of the accelerated stock options, prorated by time served, and calculated by multiplying the number of prorated, accelerated stock options (60,264 options) by the difference between the exercise price and the closing price of our Class A Common Stock on December 31, 2024 ($246.72).
(5)The amount shown represents the value of the accelerated time-based restricted stock units and PSU Awards, calculated by multiplying (i) the sum of (a) the number of accelerated time-based restricted stock units (34,977 units) and (b) the number of accelerated PSU Awards (30,599 units) and (ii) the closing price of our Class A Common Stock on December 31, 2024 ($246.72). Pursuant to Mr. Trigg’s employment agreement, if the outstanding equity awards held by Mr. Trigg immediately prior to the consummation of a Corporate Transaction are not assumed or substituted for value upon such Corporate Transaction, such equity awards will accelerate and become fully-vested immediately prior to such Corporate Transaction. As of December 31, 2024, the value of such accelerated awards held by Mr. Trigg would have been $30,216,510 (i.e., the sum of (i) the value of the accelerated time-based restricted stock units and PSU Awards, calculated by multiplying (a) the sum of (I) the number of accelerated time-based restricted stock units (34,977 units) and (II) the number of accelerated PSU Awards (30,599 units) and (b) the closing price of our Class A Common Stock on December 31, 2024 ($246.72) and (ii) the value of the accelerated stock options, calculated by multiplying the number of accelerated stock options (120,000 options) by the difference between the exercise price and the closing price of our Class A Common Stock on December 31, 2024 ($246.72).
(6)The amount shown represents the estimated cost to the Company to provide 12 months of COBRA premiums.
(7)Mr. Eaton is not a party to an employment agreement with the Company, and except as described in the following sentence, he is not entitled to any cash severance payments, accelerated vesting of equity awards, or other enhanced benefits in connection with a termination of employment or change in a control. Pursuant to the 2015 Plan, if the successor or acquiring corporation (if any) in a Corporate Transaction refuses to assume, convert, replace or substitute outstanding awards under the 2015 Plan, then such awards will have their vesting accelerate as to all shares subject to such awards immediately prior to the Corporate Transaction. As of December 31, 2024, the value of such accelerated awards held by Mr. Eaton would have been $1,104,319 (i.e., the sum of the value of the accelerated time-based restricted stock awards, calculated by multiplying (a) the sum

46	2025 Proxy Statement

Executive Compensation
of the number of accelerated time-based restricted stock units (4,476 units) and (b) the Closing Price of our Class A common stock on December 31, 2024 ($246.72)).
(8)For purposes of this table, we have assumed that the employment agreement dated as of February 6, 2025 between Mr. Mazza and the Company was in effect on December 31, 2024.
(9)The amount shown represents a lump sum equal to six months of Mr. Mazza's salary.
(10)The amount shown represents the sum of (i) nine months of salary continuation ($300,000) and (ii) a lump sum payment to Mr. Mazza under the 2024 Corporate Bonus Plan, based on performance achieved as of December 31, 2024 ($293,325).
(11)The amount shown represents the value of the accelerated time-based restricted stock units (i.e., those that would continue to vest if Mr. Mazza had remained employed through December 31, 2025) and accelerated PSU Awards, calculated by multiplying (i) the sum of (a) the number of accelerated time-based restricted stock units (11,882 units) and (b) the number of accelerated PSU Awards (7,764 units) and (ii) the closing price of our Class A Common Stock on December 31, 2024 ($246.72).
(12)The amount shown represents the value of the accelerated time-based restricted stock units and PSU Awards, calculated by multiplying (i) the sum of (a) the number of accelerated time-based restricted stock units (16,030 units) and (b) the number of accelerated PSU Awards (11,307 units) and (ii) the closing price of our Class A Common Stock on December 31, 2024 ($246.72). Pursuant to Mr. Mazza’s employment agreement, if the outstanding equity awards held by Mr. Mazza immediately prior to the consummation of a Corporate Transaction are not assumed or substituted for value upon such Corporate Transaction, such equity awards will accelerate and become fully-vested immediately prior to such Corporate Transaction. As of December 31, 2024, the value of such accelerated awards held by Mr. Mazza would have been $$6,744,585 (i.e., the value of the accelerated time-based restricted stock units and PSU Awards, calculated by multiplying (i) the sum of (a) the number of accelerated time-based restricted stock units (16,030 units) and (b) the number of accelerated PSU Awards (11,307 units) and (ii) the closing price of our Class A Common Stock on December 31, 2024 ($246.72).
(13)The amount shown represents the estimated cost to the Company to provide nine months of COBRA premiums.
(14)The amount shown represents the aggregate value of separation benefits paid to Ms. Goon in accordance with the terms of the Transition and Separation Agreement, consisting of the sum of: (i) an aggregate lump sum cash payment of $817,397 (which represented 12 months of her then-base salary ($450,000) and a pro rata portion of her annual bonus under the Corporate Bonus Plan for the period of January 1, 2024 through October 25, 2024 ($367,397); (ii) $18,545 for the cost to the Company to provide 12 months of COBRA premiums; (iii) $10,000 for the continued participation in the Company’s Executive Medical Reimbursement Program through the end of calendar year 2024; and (iv) $6,412,031 for the accelerated vesting of 15,941 time-based restricted stock units and 14,256 PSU Awards upon termination based on the closing price of the Company’s common stock on October 25, 2024.
CEO Pay Ratio
Item 402(u) of Regulation S-K requires the Company to disclose the following information for fiscal year 2024:
•The fiscal year 2024 total compensation of our Chief Executive Officer was $5,018,965.
•The fiscal year 2024 total compensation of our median employee was $200,472.
•The ratio of the fiscal year 2024 total compensation of our Chief Executive Officer’s to the fiscal year 2024 total compensation of our median employee was approximately 25:1.
As permitted by Item 402(u) of Regulation S-K, we used the same median employee for fiscal year 2024 as we used for fiscal year 2023, as there was no change during fiscal year 2024 to our median employee's circumstances, our employee population, or our employee compensation arrangements that we believe would significantly impact the pay ratio disclosure. When determining the median employee in 2023, we applied the following methodology:
•Identified the median employee based on the measurement date of December 31, 2023, as disclosed in our 2023 proxy statement.
•Determined our median employee based on the total compensation (including, as applicable, annualized base salary, equity-based compensation reflecting grant date fair value, and cash incentive compensation paid) of our entire employee population, excluding our CEO for the 12 months ending December 31, 2023.
•Calculated the total compensation of our employees based on information derived from our payroll and stock administration systems.
For purposes of the 2024 CEO Pay Ratio, we recalculated the total compensation as described above for the median employee as of December 31, 2024. With respect to the annual total compensation of our Chief Executive Officer, we used the amount for fiscal year 2024 reported in the "Total" column of the "Summary Compensation Table." The annual total compensation of our Chief Executive Officer and median employee do not necessarily reflect the actual value received or to be received by such individuals. See the footnotes to the "Summary Compensation Table" for more detail on how such figures are computed.
The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions.

47	2025 Proxy Statement

Equity Compensation Plan Information
The following table sets forth information regarding our stock incentive plans as of December 31, 2024:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and RSUs (#)		Weighted-Average Exercise Price of Outstanding Options(1) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#)
Equity compensation plans approved by stockholders(2)	914,659	(3)	1,475.00	2,750,000	(4)
Equity compensation plans not approved by stockholders	—		—	—
Total	914,659		1,475.00	2,750,000
(1)The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options to purchase shares of our common stock. It does not reflect the shares of our common stock that will be issued upon the vesting of outstanding restricted stock units, which have no exercise price.
(2)These plans consist of the 2015 Plan, the 2025 Plan and our 2025 Employee Stock Purchase Plan ("ESPP").
(3)Includes 914,659 shares of Class A Common Stock subject to outstanding awards granted under the 2015 Plan, of which 129,267 were outstanding options and 785,392 were outstanding restricted stock units.
(4)Includes 1,500,000 shares of Class A Common Stock available for issuance under the 2025 Plan and 1,250,000 shares of Class A Common Stock available for issuance under the ESPP. The number of shares available for issuance under the 2025 Plan increases automatically on January 1st of each year during the term of the 2025 Plan by an amount equal to the number of shares granted under the 2025 Plan during the preceding year or such lesser number that is approved by our Board. In addition, the number of shares available for issuance under the ESPP increases automatically on January 31st of each year during the term of the ESPP by an amount equal to the number of shares issued or transferred pursuant to rights granted under the ESPP during the preceding year or such lesser number that is approved by our Board. No shares have been issued or transferred pursuant to rights granted under the ESPP and as a result, the number of shares available for issuance under the ESPP did not increase as of January 31, 2025.

48	2025 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to the beneficial ownership of our Class A Common Stock and Class B Common Stock as of March 31, 2025, except as noted in the footnotes below, for:
▪Each of our named executive officers;
▪Each of our directors;
▪All of our executive officers and directors as a group; and
▪Each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our Class A Common Stock or Class B Common Stock.
We have determined beneficial ownership in accordance with applicable SEC rules. Except as indicated in the footnotes below, we believe, based on information furnished to us and information filed with the SEC, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our Class A Common Stock or Class B Common Stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 23,038,832 shares of Class A Common Stock and 12,981,324 shares of Class B Common Stock outstanding at March 31, 2025. When calculating the number and percentage of common stock beneficially owned by a person, we include all options and restricted stock units held by that person or entity that are currently vested or exercisable or that will vest or become exercisable within 60 days of March 31, 2025. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o AppFolio, Inc., 70 Castilian Drive, Goleta, California, 93117.

49	2025 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

	Shares Beneficially Owned				% of Total Voting Power(1)
	Class A		Class B
Name of Beneficial Owner	Shares	%	Shares	%
5% Stockholders:
BlackRock, Inc.(2)	2,364,516	10.3%	—	*	1.5%
Klaus Schauser(3)(4)	303,000	1.3%	2,869,585	22.1%	19.0%
Maurice Duca(5)(6)	370,124	1.6%	6,277,869	48.4%	41.3%
The Vanguard Group(7)	2,326,122	10.1%	—	*	1.5%
Directors and Named Executive Officers:
Elizabeth Barat(8)	5,711	*	—	*	*
Timothy Bliss(9)	—	*	903,290	7.0%	5.9%
Andreas von Blottnitz(10)	6,092	*	449,950	3.5%	2.9%
Agnes Bundy Scanlan (11)	3,852	*	—	*	*
Robert Casey III(12)	33,537	*	—	*	*
Tim Eaton(13)	1,320	*	—	*	*
Fay Sien Goon(14)	39,560	*	—	*	*
Janet Kerr(15)	13,180	*	—	*	*
Matt Mazza(16)	8,195	*	—	*	*
Olivia Nottebohm(17)	1,449	*	—	*	*
William Shane Trigg(18)	31,777	*	—	*	*
Winifred Webb(19)	6,655	*	—	*	*
Alex Wolf(20)	221,084	1.0%	—	*	*
All Directors and Named Executive Officers as a group (12 people)(21)	332,852	1.4%	1,353,240	10.4%	9.1%
* Represents beneficial ownership of less than one percent.
(1)Percentage of total voting power represents voting power with respect to all shares of Class A Common Stock and Class B Common Stock, as a single class. The holders of shares of our Class B Common Stock are entitled to ten votes per share, and holders of shares of our Class A Common Stock are entitled to one vote per share. Each share of Class B Common Stock is convertible, at any time at the option of the holder, into one share of Class A Common Stock.
(2)This information is based solely on Amendment No. 10 to Schedule 13G filed on December 6, 2024 by BlackRock, Inc., on behalf of its subsidiaries BlackRock Life Limited, Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock (Singapore) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Fund Managers Ltd, BlackRock Japan Co., Ltd., and SpiderRock Advisors AUM Portfolio, reporting that BlackRock, Inc. possesses sole voting power with respect to 2,364,516 of such shares of Class A Common Stock and sole dispositive power with respect to all of such shares of Class A Common Stock. According to such Schedule 13G/A BlackRock Fund Advisors beneficially owns five percent (5%) or greater of the outstanding shares of Class A Common Stock. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(3)Consists of 303,000 shares of Class A Common Stock held by the 1206 Family Trust dated December 13, 2002, of which Mr. Schauser and his spouse serve as co-trustees. The address of Mr. Schauser is 70 Castilian Dr., Santa Barbara, CA 93117.
(4)Consists of 2,869,585 shares of Class B Common Stock held by the 1206 Family Trust dated December 13, 2002, of which Mr. Schauser and his spouse serve as co-trustees. The address for Mr. Schauser is 70 Castilian Dr., Santa Barbara, CA 93117.
(5)The 370,124 shares of Class A Common Stock consist of (i) 85,795 shares of Class A Common Stock to which Mr. Duca possesses sole voting and investment power; (ii) 105,000 shares of Class A Common Stock held by two trusts of which Mr. Duca is the sole trustee and who, in that capacity, possesses sole voting and investment power; (iii) 179,329 shares of Class A Common Stock held by three limited liability companies ("LLCs") with respect to which Mr. Duca possesses sole voting and investment power.
(6)The 6,277,869 shares of Class B Common Stock consist of (i) 3,511,626 shares of Class B Common Stock with respect to which Mr. Duca possesses sole voting and investment power; (ii) 2,584.702 shares of Class B Common Stock held by two trusts of which Mr. Duca is the sole trustee and who, in that capacity, possesses sole voting and investment power; (iii) 174,519 shares of Class B Common Stock held by three limited liability companies with respect to which Mr. Duca possesses sole voting and investment power; (iv) 7,022 shares of Class B Common Stock with respect to which Mr. Duca may be deemed to share (but as to which Mr. Duca disclaims) beneficial ownership. The address for Mr. Duca is P.O. Box 5609, Santa Barbara, CA 93150.
(7)This information is based solely on Amendment No. 8 to Schedule 13G filed on September 10, 2024. The 2,326,122 shares of Class A Common Stock consist of (i) 10,270 shares with respect to which The Vanguard Group possesses shared voting power, (ii) 2,291,632 shares with respect to which The Vanguard Group possesses sole dispositive power, and (iii) 34,490 shares with respect to which the Vanguard Group possesses shared dispositive power. The address for the Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

50	2025 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
(8)Includes 2,018 shares of Class A Common Stock that were granted to Ms. Barat that will vest within 60 days of March 31, 2025.
(9)Mr. Bliss possesses sole voting and investment power with respect to 457,290 shares of Class B Common Stock and joint voting and investment power with his spouse on 446,000 shares of Class B Common Stock. The address for Mr. Bliss is P.O. Box 50440, Santa Barbara, CA 93150.
(10)The 449,950 shares of Class B Common Stock consists of (i) 420,450 shares of Class B Common Stock held by Oceanlink Investments Limited, which is managed by a Board of Directors that currently possesses shared voting and dispositive power with over these shares. Oceanlink Trust, of which Mr. von Blottnitz is a beneficiary, holds all of the equity interests of Oceanlink Investments Limited. Mr. von Blottnitz possesses shared power to revoke Oceanlink Trust; and (ii) 29,500 shares of Class B Common Stock over which Mr. von Blottnitz possesses sole voting and investment power. The address for Oceanlink Investments Limited is P.O. Box 621, Le Gallais Chambers, 54 Bath Street, St. Helier, Jersey, Channel Islands JE48YD. Additionally, Mr. von Blottnitz holds 6,092 shares of Class A Common Stock, granted pursuant to our Director Compensation Policy, for which he possesses sole voting and dispositive power.
(11)Includes 3,852 shares of Class A Common Stock that were granted pursuant to our Director Compensation Policy. The issuance of an additional 1,564 shares previously earned by this director has been deferred until future years pursuant to an election made under our Nonemployee Director Deferred Compensation Plan. The deferred shares cannot be issued within 60 days of March 31, 2025, and have been excluded from the table.
(12)Mr. Casey was appointed to the Board on April 3, 2025 and the table reflects his ownership at the time of his appointment.
(13)Includes 729 shares of Class A Common Stock that were granted to Mr. Eaton that will vest within 60 days of March 31, 2025.
(14)Ms. Goon's holdings are no longer tracked subsequent to her resignation on October 25, 2024.
(15)The 13,180 shares of Class A Common Stock were granted pursuant to our Director Compensation Policy.
(16)Includes 2,436 shares of Class A Common Stock that were granted to Mr. Mazza that will vest within 60 days of March 31, 2025.
(17)The 1,449 shares of Class A Common Stock were granted pursuant to our Director Compensation Policy.
(18)Includes 14,321 shares of Class A Common Stock that were granted to Mr. Trigg that will vest within 60 days of March 31, 2025.
(19)The 6,655 shares of Class A Common Stock were granted pursuant to our Director Compensation Policy.
(20)The 221,084 shares of Class A Common Stock consist of (i) 109,892 shares of Class A Common Stock with respect to which Mr. Wolf possesses sole voting and investment power; (ii) 72,692 shares of class A Common Stock that Mr. Wolf has joint voting and investment power with his spouse; and (ii) 38,500 shares of Class A common stock with respect to which Mr. Wolf may be deemed to share voting and dispositive power. However, Mr. Wolf disclaims beneficial ownership of these 38,500 shares except to the extent of any pecuniary interest he may have therein. The address for Mr. Wolf is P.O. Box 5387, Santa Barbara, CA 93150.
(21)Includes (i) 19,259 shares of Class A Common Stock that will be vested within 60 days of March 31, 2025; and (ii) Ms. Barat's holdings, reflecting her appointment as an NEO effective February 2, 2025. Ms. Goon's holdings are excluded from the total for all Directors and Named Executive Officers as a group, as her beneficial ownership is no longer tracked following her resignation on October 25, 2024.

51	2025 Proxy Statement

Pay Versus Performance
Pay Versus Performance Table
The following table sets forth certain information with respect to the Company’s financial performance and the compensation paid to our NEOs for the fiscal years ended December 31, 2024, 2023, 2022 and 2021 and 2020.

Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for non-PEO NEOs(3) ($)	Average Compensation Actually Paid to non-PEO NEOs(4) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income (thousands) (7) ($)	Revenue (thousands) (8) ($)
					Total Shareholder Return(5) ($)	Peer Group Total Shareholder Return(6) ($)
2024	5,018,965	20,189,041	1,832,437	2,295,431	224	301	204,068	794,202
2023	17,746,877	30,056,865	3,409,160	8,957,933	158	221	2,702	620,445
2022	1,025,317	1,025,317	1,515,992	563,715	96	133	(68,119)	471,883
2021	1,461,382	1,461,382	6,790,593	5,879,551	110	207	1,028	359,370
2020	742,230	1,387,017	1,901,060	3,348,458	164	150	158,403	310,056
(1)Reflects the total compensation amounts reported in the Summary Compensation Table ("SCT") for the following PEO NEOs for the applicable fiscal year:
a.In 2023-2024, Mr. Trigg, our current PEO, who was appointed as the Company's President and Chief Executive Officer as of March 1, 2023. Mr. Trigg was a non-PEO NEO during fiscal years 2020, 2021, and 2022 and his compensation during such periods is reflected in the applicable non-PEO NEO fields.
b.In 2020-2022, Mr. Randall, our Principal Executive Officer from August 8, 2017 through March 1, 2023.
(2)Reflects the compensation actually paid amounts for PEO for the applicable fiscal year. In calculating the amounts set forth in this column, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718.

Year	2024
SCT Total Compensation ($)	5,018,965
Less: Stock Grant Date Fair Values Reported in SCT for the Covered Year ($)	(3,000,241)
Plus: Year-End Fair Value of Stock Awards Granted in the Covered Year that are Outstanding and Unvested ($)	4,516,210
Change in Fair Value of Stock and Option Awards Granted in Prior Years that are Outstanding and Unvested (From Prior Year-End to Year-End) ($)	10,613,473
Plus: Vesting Date Fair Value of Stock Awards Granted in the Covered Year that Vested in the Covered Year ($)	296,930
Change in Fair Value of Stock and Option Awards Granted in Prior Years that Vested in the Covered Year (From Prior Year-End to Vesting Date) ($)	2,743,704
Less: Prior Year-End Fair Value of Stock and Option Awards Granted in Prior Years that Failed to Vest during the Covered Year ($)	—
Plus: Dollar Value of Dividends or other Earnings Paid on Stock and Option Awards in the Covered Year prior to Vesting (if not reflected in the fair value of such award or included in Total Compensation for the Covered Year) ($)	—
Compensation Actually Paid ($)	20,189,041
(3)Reflects the average total compensation amounts reported in the SCT for the following non-PEO NEOs for the applicable fiscal year:
a.In 2024, Mr. Eaton, Mr. Mazza and Ms. Goon.
b.In 2023, Ms. Goon and Mr. Mazza.
c.In 2022, Ms. Goon, Mr. Mazza, Mr. Trigg, and Mr. Walker.
d.In 2021, Ms. Goon, Mr. Mazza, Mr. Trigg, Mr. Walker, and Ida Kane (our former Chief Financial Officer, who resigned effective June 4, 2021).
e.In 2020, Ms. Kane, Mr. Trigg, and Mr. Walker.

52	2025 Proxy Statement

Pay Versus Performance
(4)    Reflects the average compensation actually paid amounts for the non-PEO NEOs included in the preceding column for the applicable fiscal year. In calculating the amounts set forth in this column, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718.
For fiscal year 2024, the average compensation actually paid to the non-PEO NEOs reflects each of the following adjustments made to the total compensation amounts reported in the SCT for fiscal year 2024, computed in accordance with Item 402(v) of Regulation S-K:

Year	2024 Average
SCT Total Compensation ($)	1,832,437
Less: Stock Award Grant Date Fair Values Reported in SCT for the Covered Year ($)	(1,033,472)
Plus: Year-End Fair Value of Stock Awards Granted in the Covered Year that are Outstanding and Unvested ($)	945,184
Change in Fair Value of Stock and Option Awards Granted in Prior Years that are Outstanding and Unvested (From Prior Year-End to Year-End) ($)	497,705
Plus: Vesting Date Fair Value of Stock Awards Granted in the Covered Year that Vested in the Covered Year ($)	346,081
Change in Fair Value of Stock and Option Awards Granted in Prior Years that Vested in the Covered Year (From Prior Year-End to Vesting Date ($)	1,127,775
Less: Prior Year-End Fair Value of Stock and Option Awards Granted in Prior Years that Failed to Vest during the Covered Year ($)	(1,420,279)
Plus: Dollar Value of Dividends or other Earnings Paid on Stock and Option Awards in the Covered Year prior to Vesting (if not reflected in the fair value of such award or included in Total Compensation for the Covered Year) ($)	—
Compensation Actually Paid ($)	2,295,431
(5)    Reflects the cumulative total shareholder return ("TSR") of the Company for each applicable fiscal year, calculated based on a fixed investment of $100 at market close on December 31, 2019.
(6)    Reflects the cumulative TSR of the Company’s peer group (“Peer Group TSR”) for each applicable fiscal year, calculated based on a fixed investment of $100 at market close on December 31, 2019 . The peer group used to determine the Peer Group TSR for each applicable fiscal year is the NASDAQ computer Index, which is the same index disclosed in the 2024 Annual Report on Form 10-K pursuant to Item 201(e) of Regulation S-K.
(7)    Reflects "Net Income" in the Company's Consolidated Statements of Operations included in the Annual Reports on Form 10-K for each applicable fiscal year.
(8)    We have selected “Revenue” as our most important financial measure (that is not otherwise required to be disclosed in the table) used to link compensation actually paid to our NEOs to Company performance for fiscal year 2024. “Revenue” is further described in the Company's Consolidated Statement of Operations included in the 2024 Annual Report on Form 10-K. We may determine a different financial performance measure to be the most important financial performance measure in future years.

53	2025 Proxy Statement

Pay Versus Performance
Pay Versus Performance Graphs
In accordance with Item 402(v)(5) of Regulation S-K, the graphs below compare compensation actually paid to our NEOs and the performance measures presented in the Pay versus Performance Table above (collectively, the “PVP Graphs”).

Compensation Actually Paid
vs APPF TSR
$12,000
$8,000
$4,000
$—
Value of Fixed $100 Investment
$36,000
$24,000
$12,000
$—
Compensation Actually Paid ($000s)
2020
2021
2022
2023
2024
Fiscal Year
PEO
APPF TSR
Avg non-PEO NEOs

54	2025 Proxy Statement

Pay Versus Performance
Pay Versus Performance Tabular List
Listed below are the performance measures that we believe represent the most important performance measures used to link compensation actually paid to our NEOs in fiscal year 2024 to company performance. The performance measures included below are not ranked by relative importance.

Most Important Performance Measures
Booked Residential Units (Non-Financial Measure)
Revenue (Financial Measure)
Adjusted GAAP Operating Margin(1) (Financial Measure)
(1)Adjusted GAAP operating margin is defined as GAAP operating margin less non-recurring transactions such as lease remeasurements or impairments and executive departures.

55	2025 Proxy Statement

Pay Versus Performance
Delinquent Section 16(a) Reports
Section 16 of the Exchange Act requires our directors, named executive officers and persons who own more than 10% of our Class A Common Stock or Class B Common Stock, whom we collectively refer to as our "reporting persons," to report to the SEC on a timely basis their initiation status as a reporting person and any changes in their respective beneficial ownership of our registered equity securities.
Based solely on a review of the reports filed by, and written representations from, our reporting persons, we believe that during 2024, all of our reporting persons complied with all applicable SEC filing requirements under Section 16 of the Exchange Act, except that the following three Form 4s were filed on an untimely basis: Messrs. Trigg, Mazza, and Eaton each filed one late report on November 13, 2024 that was due on November 12, 2024 in connection with the withholding of Class A Common Stock by the Company to satisfy minimum tax withholding obligations arising in connection with the vesting on November 10, 2024 of previously issued restricted stock units.

56	2025 Proxy Statement

Related Party Transactions
Certain Relationships and Transactions
Since January 1, 2024, there has not been any, and there is no currently proposed transaction or series of similar transactions in which we were or will be a participant for which the amount involved exceeds $120,000 and in which any director, director nominee, named executive officer, holder of more than 5% of our Class A Common Stock or Class B Common Stock, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest.
Policies and Procedures for Approval of Related Party Transactions
We have adopted a written Related Party Transaction Policy. Pursuant to this policy, the Chairperson of our Audit Committee is charged with primary responsibility for determining whether, based on the particular facts and circumstances, a related person (as defined in the policy) has a direct or indirect material interest in a proposed or existing transaction involving us. Any director, officer or other employee who becomes aware of a transaction or relationship that could reasonably be expected to give rise to a conflict of interest is required to disclose the matter promptly to the Chairperson of our Audit Committee. To assist the Chairperson of our Audit Committee in making this determination, the policy sets forth certain categories of transactions that are deemed not to involve a direct or indirect material interest on behalf of the related person. If, after applying these categorical standards and weighing all of the facts and circumstances, the Chairperson of our Audit Committee determines that the related person would have a direct or indirect material interest in the transaction, the Chairperson of our Audit Committee must present the transaction to our Audit Committee for review. Our Audit Committee must then either approve or reject the transaction in accordance with the terms of the policy and may only approve of the transaction if the Audit Committee determines that, based on all of the information presented, the related party transaction is not inconsistent with the best interests of AppFolio as a whole.

57	2025 Proxy Statement

Additional Information
Procedures for Submitting Stockholder Proposals
Requirements for Stockholder Proposals to be Brought Before Future Annual Meetings
Our Bylaws provide that, for nominations of persons for election to our Board or other proposals to be considered at an annual meeting of stockholders (other than proposals to be considered for inclusion in our proxy materials under Rule 14a-8 under the Exchange Act), a stockholder must provide us with written notice no earlier than 75 days and no later than 45 days prior to the first anniversary of the date that our proxy materials relating to the preceding year’s annual meeting of stockholders (or a notice of availability of proxy materials, if earlier) were first mailed. As a result, stockholder proposals must be received by us no earlier than February 12, 2026, and no later than March 14, 2026, to be considered at our 2026 annual meeting of stockholders. In the event the date of our 2026 annual meeting of stockholders is more than 30 days before or more than 60 days after the anniversary date of our 2025 annual meeting of stockholders, notice must be delivered not earlier than the close of business on the 120th day prior to the date of our 2026 annual meeting of stockholders and not later than the close of business on the later of (i) the 90th day prior to the date of our 2026 annual meeting of stockholders or (ii) the 10th day following the day on which public announcement of the date of our 2026 annual meeting of stockholders is first made. Such notice must be provided to AppFolio, Inc., 70 Castilian Drive, Goleta, California 93117, Attn: General Counsel. Our Bylaws specify certain additional requirements regarding the form and content of such notice.
Requirements for Stockholder Proposals to be Considered for Inclusion in Our Future Proxy Materials
Any stockholder who wishes to submit a proposal for inclusion in our future proxy materials must comply with Rule 14a-8 under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2026 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 29, 2025. Such proposals must be provided to AppFolio, Inc., 70 Castilian Drive, Goleta, California 93117, Attn: General Counsel.
In addition to satisfying the requirements of our Bylaws, including the notice deadlines set forth above and therein, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must also comply with the additional requirements of Rule 14a-19 under the Exchange Act.

Annual Report
A COPY OF OUR 2024 ANNUAL REPORT, AS WELL AS THIS PROXY STATEMENT, HAS BEEN POSTED ON THE INTERNET, EACH OF WHICH IS ACCESSIBLE BY FOLLOWING THE INSTRUCTIONS IN THIS PROXY STATEMENT AND THE NOTICE. WE WILL PROVIDE, WITHOUT CHARGE, UPON THE WRITTEN REQUEST OF ANY STOCKHOLDER ON THE RECORD DATE (INCLUDING BENEFICIAL OWNERS HOLDING SHARES IN "STREET NAME"), A COPY OF OUR 2024 ANNUAL REPORT. STOCKHOLDERS SHOULD DIRECT SUCH REQUESTS TO APPFOLIO, INC., 70 CASTILIAN DRIVE, GOLETA, CALIFORNIA 93117, ATTN: GENERAL COUNSEL, OR BY EMAIL TO STOCKHOLDERQUESTIONS@APPFOLIO.COM.

58	2025 Proxy Statement

appfolio

APPFOLIO, INC.
70 CASTILIAN DRIVE
GOLETA, CA 93117

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the Annual Meeting. You will need the 16-digit control number, printed below, in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/APPF2025**

You may attend the Annual Meeting virtually via the Internet and vote during the meeting. You will need the 16-digit control number, printed below, to attend and vote at the Annual Meeting.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the Annual Meeting. You will need the 16-digit control number, printed below, in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V73779-P25146

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

APPFOLIO, INC.

The Board of Directors recommends you vote FOR each of the following director nominees:

	For All	Withhold All	For All Except
1. Election of Class I Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Andreas von Blottnitz
02) Agnes Bundy Scanlan
03) Janet Kerr

The Board of Directors recommends you vote FOR proposals 2 and 3:

The Board of Directors recommends you vote for 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
4. Advisory vote on the frequency of future stockholder advisory votes to approve the compensation of our named executive officers.	☐	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly be brought before the Annual Meeting, or at any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

appfolio

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and our 2024 Annual Report on Form 10-K are available at www.proxyvote.com.

V73780-P25146

APPFOLIO, INC.
2025 Annual Meeting of Stockholders
June 13, 2025, 9:00 AM Pacific Daylight Time
This proxy is solicited by the Board of Directors of AppFolio, Inc.

The stockholder(s) hereby appoint(s) Shane Trigg and Matt Mazza, or either of them individually, as proxies, each with the full legal power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock and Class B Common Stock of AppFolio, Inc. that the stockholder(s) is/are entitled to vote at the 2025 Annual Meeting of Stockholders to be held at 9:00 AM, Pacific Daylight Time on June 13, 2025, virtually via the Internet at www.virtualshareholdermeeting.com/APPF2025, or at any adjournment or postponement thereof.

This proxy card, when properly executed, will be voted in the manner directed herein. If no such direction is made, but the proxy card is signed, this proxy card will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

Your **Vote** Counts!

APPFOLIO, INC.

2025 Annual Meeting
Vote by June 12, 2025
11:59 PM ET

appfolio

APPFOLIO, INC.
70 CASTILIAN DRIVE
GOLETA, CA 93117

V73794-P25146

You invested in APPFOLIO, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 13, 2025.**

Get informed before you vote

View the Notice and Proxy Statement and our 2024 Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 29, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

June 13, 2025
9:00 AM PDT

Virtually at:
www.virtualshareholdermeeting.com/APPF2025

*Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Class I Directors **Nominees:** 01) Andreas von Blottnitz 02) Agnes Bundy Scanlan 03) Janet Kerr	For
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	For
3.	Advisory vote to approve the compensation of our named executive officers.	For
4.	Advisory vote on the frequency of future stockholder advisory votes to approve the compensation of our named executive officers.	1 Year

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly be brought before the Annual Meeting, or at any adjournment or postponement thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.

V73795-P25146